PURCHASE AND SALE AGREEMENT


                                 By and Between


                              Bell & Howell Company
                            (a Delaware corporation)

                                       and


                              Eastman Kodak Company
                           (a New Jersey corporation)





                          Dated as of October 27, 2000

                                TABLE OF CONTENTS


ARTICLE I  PURCHASE AND SALE OF STOCK AND ASSETS...............................1
---------

         1.1  Purchase and Sale Transactions...................................1
         -----------------------------------

         1.2  Purchase Price...................................................4
         -------------------

         1.3  Payments.........................................................5
         -------------

         1.4  Purchase Price Allocation........................................5
         ------------------------------

         1.5  Contemporaneous Delivery.........................................5
         -----------------------------

ARTICLE II  CLOSING   5
----------

         2.1  Time and Place of Closing........................................5
         ------------------------------

         2.2  Deliveries by Seller.............................................5
         -------------------------

         2.3  Deliveries by Buyer..............................................6
         ------------------------

         2.4  Deliveries by both Buyer and Seller..............................6
         ----------------------------------------

         2.5  Inability to Obtain Consents and Approvals.......................7
         -----------------------------------------------

         2.6  Name Change and Transitional Trademark License...................8
         ---------------------------------------------------

         2.7  Staged Closings; Excluded Countries..............................8
         ----------------------------------------

ARTICLE III  WORKING CAPITAL ADJUSTMENT........................................9
-----------

         3.1  Closing Payment..................................................9
         --------------------

         3.2  Working Capital Closing Adjustment Payment......................10
         -----------------------------------------------

         3.3  Intercompany Account............................................10
         -------------------------

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SELLER..........................11
----------

         4.1  Organization and Qualification..................................11
         -----------------------------------

         4.2  Authority Relative to this Agreement............................11
         -----------------------------------------

         4.3  Consents and Approvals; No Violations...........................13
         ------------------------------------------

         4.4  Financial Statements............................................13
         -------------------------

         4.5  [Intentionally omitted.]........................................15
         ---

         4.6  No Default......................................................15
         ---------------

         4.7  Title to and Condition of Tangible Assets.......................15
         ----------------------------------------------

         4.8  Intellectual Property...........................................16
         --------------------------

         4.9  Material Commitments............................................20
         -------------------------

         4.10  Arrangements with Affiliates...................................22
         ----------------------------------

         4.11  Litigation and Claims..........................................22
         ---------------------------

         4.12  Non-Income Tax Matters.........................................22
         ----------------------------

         4.13  Employee Benefit Plans.........................................23
         ----------------------------

         4.14  Environmental Matters..........................................28
         ---------------------------

         4.15  Labor Matters..................................................28
         -------------------

         4.16  Absence of Certain Developments................................30
         -------------------------------------

         4.17  Certain Interests..............................................31
         -----------------------

         4.18  Insurance Policies.............................................32
         ------------------------

         4.19  Banks..........................................................32
         -----------

         4.20  Accounts Receivable............................................32
         -------------------------

         4.21  Books and Records..............................................32
         -----------------------

         4.22  [Intentionally omitted.].......................................32
         ----

         4.23  No Misrepresentation...........................................32
         --------------------------

         4.24  Brokers and Finders............................................33
         -------------------------

         4.25  Canadian Limited Partnership...................................33
         ----------------------------------

         4.26  Insolvency of Seller's UK Subsidiary...........................33
         ------------------------------------------

         4.27  UK Taxation....................................................34
         -----------------

         4.28  Other UK Subsidiaries..........................................35
         ---------------------------

         4.29  Disclaimer.....................................................35
         ----------------

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF BUYER............................35
---------

         5.1  Corporate Organization; Etc.....................................35
         --------------------------------

         5.2  Authority Relative to this Agreement............................35
         -----------------------------------------

         5.3  Consents and Approvals; No Violations...........................36
         ------------------------------------------

         5.4  Financing.......................................................36
         --------------

         5.5  Brokers and Finders.............................................36
         ------------------------

ARTICLE VI  COVENANTS OF THE PARTIES..........................................37
----------

         6.1  Conduct of the Business.........................................37
         ----------------------------

         6.2  Access to Information...........................................39
         --------------------------

         6.3  Requisite Consents..............................................40
         -----------------------

         6.4  Reasonable Efforts..............................................40
         -----------------------

         6.5  Public Announcements............................................41
         -------------------------

         6.6  Employee Matters................................................41
         ---------------------

         6.7  Competition Filings.............................................56
         ------------------------

         6.8  Transition Services.............................................56
         ------------------------

         6.9  Noncompetition..................................................56
         -------------------

         6.10  Nonsolicitation of Employees...................................58
         ----------------------------------

         6.11  Exclusivity....................................................59
         -----------------

         6.12  Pre-Closing Inventory Count....................................59
         ---------------------------------

         6.13  [Intentionally omitted.].......................................59
         ----

         6.14  License of Certain Intellectual Property.......................59
         ----------------------------------------------

ARTICLE VII  CONDITIONS TO CONSUMMATION OF THE TRANSACTION....................59
-----------

         7.1  Conditions to Each Party's Obligations..........................59
         -------------------------------------------

         7.2  Further Conditions to Seller's Obligations......................60
         -----------------------------------------------

         7.3  Further Conditions to Buyer's Obligations.......................60
         ----------------------------------------------

ARTICLE VIII  TERMINATION AND ABANDONMENT.....................................60
------------

         8.1  Termination.....................................................60
         ----------------

         8.2  Procedure and Effect of Termination.............................61
         ----------------------------------------

ARTICLE IX  SURVIVAL AND INDEMNIFICATION......................................61
----------

         9.1  Survival Periods and Indemnification............................61
         -----------------------------------------

         9.2  Indemnification.................................................62
         --------------------

         9.3  Indemnification Amounts.........................................62
         ----------------------------

         9.4  Claims..........................................................62
         -----------

         9.5  Exclusive Remedy................................................64
         ---------------------

         9.6  Miscellaneous...................................................64
         ------------------

ARTICLE X  MISCELLANEOUS PROVISIONS...........................................65
---------

         10.1  Amendment and Modification.....................................65
         --------------------------------

         10.2  Extension; Waiver..............................................65
         -----------------------

         10.3  No Waivers.....................................................65
         ----------------

         10.4  Entire Agreement; Assignment...................................65
         ----------------------------------

         10.5  Validity.......................................................66
         --------------

         10.6  Notices........................................................66
         -------------

         10.7  Schedules; Due Diligence.......................................67
         ------------------------------

         10.8  Governing Law..................................................67
         -------------------

         10.9  Descriptive Headings...........................................68
         --------------------------

         10.10  Counterparts..................................................68
         -------------------

         10.11  Expenses......................................................68
         ---------------

         10.12  Other Rules of Construction...................................68
         ----------------------------------

         10.13  Authorship....................................................68
         -----------------

         10.14  Parties in Interest...........................................69
         --------------------------

         10.15  Specific Performance..........................................69
         ---------------------------
         10.16  Accounting Principles.........................................69
         ----------------------------



                                     ANNEXES

A        Glossary
B        Working Capital Value Computation
C        [intentionally omitted]
D        Disclosure Annex


                                   ATTACHMENTS

I        Income Tax Disaffiliation Agreement
II       Transitional Trademark License Agreement
III      Scanner Supply Agreement
IV       Transition Services Agreement


                        SCHEDULES OF THE DISCLOSURE ANNEX

1.1(b)(i)(a)      Foreign Assets:  UK and Ireland
1.1(b)(i)(b)      Foreign Assets:  France
1.4               Purchase Price Allocation
4.1(d)            Qualifications - Imaging
4.3(b)            Noncontravention
4.4(a)(i)         Consolidated Balance Sheets for 1999 and 2000
4.4(a)(ii)        Consolidated Statements of Operations for 1998 and 1999
4.4(a)(iii)       Consolidated Statements of Operations for 2000
4.4(a)(iv)        Consolidated Cash Flow Statements for 2000
4.4(a)(v)         Consolidated Cash Flow Statement for 1998 and 1999
4.4(a)(vi)        Reference Balance Sheet
4.4(b)            Financial Statements: Exceptions
4.4(c)(i)         Accounts Receivable: Exceptions
4.4(c)(ii)        Accounts Receivable Reserves: Exceptions
4.4(d)            Inventory Matters
4.7(a)            Assets Not Being Transferred
4.7(b)            Certain Tangible Assets
4.8(a)(i)         Intellectual Property: Patents, Etc.
4.8(a)(ii)        Intellectual Property: Trademarks, Etc.
4.8(a)(iii)       Intellectual Property: Copyrights, Etc.
4.8(b)            Business Software

4.8(c)(i)         Licensed-In Intellectual Property
4.8(c)(ii)        Licensed-Out Intellectual Property
4.8(e)            Intellectual Property Ownership Exceptions
4.8(g)            Intellectual Property Legal Proceedings
4.8(i)            Intellectual Property License Exceptions
4.8(k)            Software Exceptions
4.8(n)            Trademark Registration Exceptions
4.9               Material Commitments
4.10              Arrangements with Affiliates
4.11(a)           Pending or Threatened Litigation and Claims (Imaging Group)
4.11(b)           Pending or Threatened Litigation and Claims (Seller)
4.12              Tax Matters
4.13              Employee Benefit Plans
4.13(a)-(o)       Employee Benefit Plan Exceptions
4.14              Environmental Matters
4.15(a)           Labor Matters
4.16              Absence of Certain Developments
4.17              Certain Interests
4.18              Insurance Policies
4.19              Banking Matters
6.1               Conduct of Business
6.1(c)(vi)        PCI Assets
6.6(q)            UK Actuary's Letter

                           PURCHASE AND SALE AGREEMENT


This PURCHASE AND SALE AGREEMENT is dated as of October 27, 2000 ("Agreement"), by and between Bell & Howell Company, a Delaware corporation ("Seller"), and Eastman Kodak Company, a New Jersey corporation ("Buyer"). Capitalized terms used in this Agreement shall, unless otherwise defined herein, have the meanings ascribed to them in the Glossary attached as Annex A hereto.

WHEREAS, Seller, through and in conjunction with certain wholly-owned subsidiaries, collectively referred to herein as the Imaging Group (including, for the purpose of this paragraph, PCI), is engaged in (i) the sale and distribution of microfilm and micrographic cameras, readers, reader printers, duplicators, and 16mm film scanners, (ii) the development, manufacture or assembly, sale and distribution of document imaging scanners and microfilm jackets, together with supply items and spare parts, (iii) the provision of maintenance and support services for all of the aforementioned, as well as certain maintenance and support services of other manufacturers' equipment, and
(iv) the development, licensing and support of certain Software products commonly known as Ivory and ISWIN and digital conversion utilities (collectively, the "Business");

WHEREAS, Seller owns all right, title and Beneficial Interest in and to the stock of Bell & Howell Imaging Company, a Delaware corporation ("Imaging");

WHEREAS, Seller owns directly or indirectly all right, title and interest in and to the capital stock of the following Persons (collectively, the "Foreign Subsidiaries"): Bell & Howell Limited, a corporation organized and existing under the laws of the UK ("Seller's UK Subsidiary"), Bell & Howell France S.A., a corporation organized and existing under the laws of France ("Seller's France Subsidiary"), and Bell & Howell Ltd., a corporation organized and existing under the laws of Canada ("Seller's Canadian Subsidiary");

WHEREAS, Seller desires to assign, transfer, convey, license and lease to Buyer, and Buyer desires to purchase, license, lease and assume from Seller, the stock of Imaging; and

WHEREAS, Seller desires to cause the Foreign Subsidiaries to assign, transfer, convey, license and lease to Buyer (or Buyer's Subsidiaries) certain assets and liabilities of the Foreign Subsidiaries, and Buyer (or Buyer's Subsidiaries) desire to purchase, license, lease and assume such assets and liabilities (collectively, the "Foreign Transfer"), all upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto mutually agree as follows:

                                    ARTICLE I
                                    ---------

                      PURCHASE AND SALE OF STOCK AND ASSETS

1.1  Purchase and Sale Transactions.
-----------------------------------

         a. At the Closing, Seller agrees to sell, transfer, assign and deliver to Buyer, and Buyer agrees to purchase and accept, all right, title and interest in and to all of the outstanding capital stock of Imaging (the "Stock").

         b. At the Closing, Seller and Buyer agree to, and/or to cause their respective Affiliates to, consummate the Foreign Transfer to the extent and in the manner permitted under applicable laws, pursuant to the terms and conditions of bills of sale, assignments, transfer documents and assumption of obligations agreements in form and substance as the parties shall mutually agree (collectively, the "Foreign Transfer Documents"), subject to the further provisions of this Section 1.1(b).

                  (i) The Foreign Transfer Documents shall provide for Buyer or any of its Affiliates to purchase the following assets (collectively, the "Foreign Assets"):

                           (a) all of the assets owned by Seller's UK
                           Subsidiary, or any of its Subsidiaries, that are used in or arise out of the conduct of the UK Business as of the Closing Date (the "UK Assets"), including (i) those assets of Seller's UK Subsidiary reflected on the Closing Balance Sheet consistent with the Reference Balance Sheet and (ii) those assets set forth on Schedule 1.1(b)(i)(a);

                           (b) all of the assets owned by Seller's France Subsidiary, or any of its Subsidiaries, that are used in or arise out of the conduct of the France Business as of the France Closing Date (the "France Assets"), including (i) those assets of Seller's France Subsidiary reflected on the Closing Balance Sheet consistent with the Reference Balance Sheet and (ii) those assets set forth on Schedule 1.1(b)(i)(b); and

                           (c) the entire limited partnership interest of Seller or Seller's Canadian Subsidiary in BHC Limited Partnership (now known as DocuCom Limited Partnership), a Canadian limited partnership (the "Limited Partnership");

                  provided, however, that in no event will the Foreign Assets include cash, the assets set forth on Schedule 4.7(a), or (except as provided by Section 1.1(b)(i)(c)) equity interests in other Persons.

                  (ii) The Foreign Transfer Documents shall provide for Buyer or any of its Affiliates to assume only the following liabilities and obligations, and no others (collectively, the "Foreign Liabilities"):

                           (a) those liabilities and obligations of Seller's UK Subsidiary (but not of any of such Subsidiary's Subsidiaries) that are incurred in the ordinary course and are reflected on the Closing Balance Sheet consistent with the Reference Balance Sheet, but expressly excluding:

                                    (i) liabilities and obligations for income taxes, litigation and Claims, employee retention incentives, or restructuring charges;

                                    (ii) liabilities and obligations (x) related to employees of the UK Business and (y) arising either prior to Closing or out of the obligations of Seller or Seller's UK Subsidiary to any such employees in connection with the transactions contemplated hereby;

                                    (iii) liabilities and obligations arising at any time prior to Closing under the Assumed UK Leases, including those arising out of conditions, including dilapidations, existing prior to Closing;

                                    (iv) liabilities and obligations arising at any time under any lease, sublease or similar Commitment with respect to real property which is not an Assumed UK Lease; and

                                    (v) any other categories of liabilities and obligations which by the terms of this Agreement are not intended to be the liability or obligation of Buyer or any of its Affiliates after Closing

                           (subject to such exclusions, the "UK Liabilities");
                           and

                           (b) those liabilities and obligations of Seller's France Subsidiary (but not of any of such Subsidiary's Subsidiaries) that are incurred in the ordinary course and are reflected on the Closing Balance Sheet consistent with the Reference Balance Sheet, but expressly excluding:

                                    (i) liabilities and obligations for income taxes, litigation and Claims, employee retention incentives, or restructuring charges;

                                    (ii) liabilities and obligations (x) related to employees of the France Business and (y) arising either prior to Closing or out of the obligations of Seller or Seller's France Subsidiary to any such employees in connection with the transactions contemplated hereby;

                                    (iii) liabilities and obligations arising at any time under any lease, sublease or similar Commitment with respect to real property; and

                                    (iv) any other categories of liabilities and obligations which by the terms of this Agreement are not intended to be the liability or obligation of Buyer or any of its Affiliates after Closing

                           (subject to such exclusions, the "France
                           Liabilities").

         c.  Notwithstanding any other provision hereof to the contrary:

                  (i) Seller shall cause Seller's UK Subsidiary to sell with full title guarantee (as construed in accordance with the Law of Property (Miscellaneous Provisions) Act 1994), and Buyer shall cause one or more of its Affiliates to purchase, the UK Assets and the UK Liabilities as a going concern free with effect from Closing.

                  (ii) Title to all UK Assets that can be transferred by delivery shall pass on delivery, and such delivery shall be deemed to take place in the UK on Closing. Seller's UK Subsidiary shall be a trustee for Buyer in respect of all of the UK Assets until the same shall have been actually delivered and/or, in the case of UK Assets that cannot be transferred by delivery in the UK, formally transferred or assigned to Buyer.

                  (iii) It is expressly understood and agreed that the undertaking of the parties with respect to the transfer and sale of the France Assets and the France Liabilities is subject to the conclusion of a "Contrat de cession de fonds de commerce" (agreement for the transfer for going business) and the satisfaction of all legal formalities in that regard required by French law.

         d. It is expressly understood and agreed that neither Buyer nor any of its Affiliates will assume, nor will any of them be liable for, any liability of any of the Foreign Subsidiaries or of their Subsidiaries, of any kind or nature, at any time existing or asserted, howsoever arising, whether or not accrued, whether fixed, contingent or otherwise, whether known or unknown, liquidated or unliquidated, due or to become due, and whether or not recorded on the books and records of any Person, unless such liability is expressly within the definition of Foreign Liabilities under Section 1.1(b)(ii). All liabilities that are not expressly within the definition of Foreign Liabilities under
         Section 1.1(b)(ii) are referred to collectively as the "Excluded Liabilities."

1.2  Purchase Price.
-------------------

The Purchase Price for the Stock and the Foreign Assets shall be the assumption of the Foreign Liabilities plus an amount equal to One Hundred Forty-Nine Million Five Hundred Thousand Dollars ($149,500,000) (such cash amount being the "Stated Value") adjusted:

         a. by adding thereto the positive change (including any decrease in a negative amount) in Working Capital Value between the date of the Reference Balance Sheet and the Closing Date, or

         b. by subtracting therefrom the negative change (including any increase in a negative amount) in Working Capital Value between the date of the Reference Balance Sheet and the Closing Date.

All amounts expressed in this Agreement as payable by Buyer are expressed exclusive of any VAT which may be chargeable thereon. Buyer undertakes that upon Closing it shall use the Foreign Assets in relation to the Business to carry on the same kind of business (whether or not as part of any existing business of Buyer) as that carried on by Seller in relation to the Foreign Assets before Closing. Buyer will be responsible for the payment of any VAT due on the Foreign Transfer which is recoverable by Buyer with reasonable effort. If the Purchase and Sale Transaction qualifies for an exemption from any such VAT, then Buyer will be responsible for all liability (including taxes, penalties and interest) for any subsequent audit on VAT imposed on the Foreign Transfer (exclusive of any VAT liability incurred by Seller or its Affiliates prior to Closing). Seller will be responsible for the payment of any VAT due on the Foreign Transfer which is not recoverable by Buyer with reasonable effort. The cost of all other registration fees, taxes, duties, or charges (including sales, use, excise, transfer and stamp taxes) that may be due in connection with the registration of title to the Foreign Assets in any jurisdiction or with any Government Authority shall be borne by Buyer and Seller in equal portions.

1.3  Payments.
-------------

         a. At the Closing, Buyer agrees to pay (or to cause its Affiliates to pay) to Seller and, to the extent of their respective interests as provided on Schedule 1.4, Seller's Affiliates, the Closing Payment computed in accordance with Section 3.1.

         b. Following Closing, Buyer and Seller agree to make the Working Capital Closing Adjustment Payment in accordance with the provisions of
         Section 3.2.

1.4  Purchase Price Allocation.
------------------------------

The consideration for the Stock and the Foreign Assets shall be allocated by Seller and Buyer in accordance with Schedule 1.4.

1.5  Contemporaneous Delivery.
-----------------------------

Contemporaneously with the execution and delivery of this Agreement, the parties have executed and delivered the Income Tax Disaffiliation Agreement, in the form of Attachment I hereto.

                                   ARTICLE II
                                   ----------

                                     CLOSING

2.1  Time and Place of Closing.
------------------------------
Subject to the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, and except as otherwise provided by Section 2.7, the Closing (i.e., the consummation of the Purchase and Sale Transaction contemplated by Section 1.1 of this Agreement) will take place at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606-5096, at 9:30 a.m. on or as of the last Business Day of the month in which all of the conditions to each party's obligations hereunder have been satisfied or waived, or at such other place or time as the parties may mutually agree. The date in the U.S. on which the Closing actually occurs and the Purchase and Sale Transaction becomes effective with respect to the Business as conducted in the U.S. and the UK Business is referred to herein as the "Closing Date."

2.2  Deliveries by Seller.
-------------------------

Except as otherwise provided by Section 2.7, at the Closing, Seller will deliver the following to Buyer:

         a. certificates evidencing the Stock properly endorsed or with stock powers executed in blank or otherwise in form suitable for transfer;

         b. by-laws, minute book, stock record book and corporate seal for Imaging;

         c. certificate of Incorporation, including all amendments thereto, of Imaging, certified as of a recent date by the Secretary of State of Delaware;

         d. certificates of Good Standing as of a recent date with respect to Imaging from the Secretaries of State (or other appropriate governmental official) for each jurisdiction listed in Schedule 4.1(d);

         e. duly executed resignations of all officers and directors of Imaging;

         f. the items designated as "Deliveries by Seller" in the Foreign Transfer Documents, taking into account all applicable registration, notice and other provisions of applicable law;

         g. evidence satisfactory to Buyer of the discharge of all securities over the UK Business and the UK Assets from the holders of such securities and all consents necessary in relation to such sale; and

         h. such other instruments or documents, in form and substance reasonably acceptable to Buyer, as may be necessary to effect Closing or reasonably requested by Buyer.

2.3  Deliveries by Buyer.
------------------------

Except as otherwise provided by Section 2.7, at the Closing, Buyer will deliver the following to Seller:

         a. by wire transfer, immediately available funds in the full amount of the Closing Payment, to the following account:

                  Bankers Trust New York
                  New York, New York
                  ABA 021 001 033
                  A/C Bell & Howell Company General Account
                  A/C # 00-224-338

         b. the items designated as "Deliveries by Buyer" in the Foreign Transfer Documents.

2.4  Deliveries by both Buyer and Seller.
----------------------------------------

At the Closing, Seller and Buyer will execute and deliver the following agreements:

         a. except as otherwise provided by Section 2.7, the Foreign Transfer Documents, taking into account all applicable registration, notice and other provisions of applicable law;

         b. Transitional Trademark License Agreement, in the form of Attachment II hereto;

         c.  Scanner Supply Agreement, in the form of Attachment III hereto;

         d.  Transition Services Agreement, in the form of Attachment IV hereto;

         e.  the agreement contemplated by Section 6.1(c)(vii) hereof; and

         f.  the agreement contemplated by Section 6.1(c)(viii) hereof.

2.5  Inability to Obtain Consents and Approvals.
-----------------------------------------------

         a. Both prior and subsequent to Closing, the parties will use their commercially reasonable efforts, and cooperate with each other, to obtain promptly all Requisite Consents and all other consents, approvals, waivers, authorizations, novations, notices and filings which are necessary for the effectiveness after Closing of any Material Commitment or the effective transfer to Buyer of any Foreign Asset. All filing, recordation and similar fees and taxes payable to Governmental Authorities will be paid by the party obligated by law to pay such amounts.

         b.  To the extent that:

                  (i) any Requisite Consent or other consent, approval, waiver, authorization, novation, notice or filing which is necessary for the effectiveness after Closing of any Material Commitment or the effective transfer to Buyer of any Foreign Asset cannot be obtained or made and, as a result thereof, the full benefits of such Material Commitment, Foreign Asset cannot be provided to the Buyer following Closing; and

                  (ii) Buyer elects to close the Purchase and Sale Transaction notwithstanding the failure to receive the same;

         then, if Buyer so requests, Buyer and Seller, through their respective Affiliates, as appropriate, will cooperate with each other and enter into such mutually agreeable, reasonable and lawful arrangements (including subcontracting, subleasing or sublicensing, if permitted) to provide to the parties the economic (taking into account all burdens and benefits, including tax costs and benefits) and operational equivalent, to the extent permitted, of providing for the Buyer the full benefit of such Material Commitment or Foreign Asset, and the performance by the Buyer of all obligations under such Material Commitment; provided, however, that Buyer and Seller will not enter into such an arrangement with respect to any Material Commitment which is no longer in full force and effect; and provided further that such economic and operational equivalent does not include the provision of lost revenues or profits in the event that any Person terminates a Material Commitment or other prior relationship with the Seller by reason of the consummation of the transactions contemplated hereby. Seller will, or will cause its Affiliates to, pay to Buyer, when received, all income, proceeds and other monies received by Seller from third parties, including insurance proceeds received from third party insurers, to the extent related to the intended rights of Buyer and its Affiliates (including Imaging) in any such Material Commitment or Foreign Asset, as contemplated by this Section 2.5.

2.6  Name Change and Transitional Trademark License.
---------------------------------------------------

Seller shall file an amendment to the Certificate of Incorporation of Imaging, effective on the Closing Date, deleting the words "Bell & Howell" from Imaging's corporate name; provided, however that at Closing, Seller shall grant to Buyer and its Affiliates, on the terms and conditions provided by the Transitional Trademark License Agreement in the form of Attachment II, a license to certain limited rights to use the name "Bell & Howell" and other related tradenames and trade dress.

2.7  Staged Closings; Excluded Countries.
----------------------------------------

         a. Notwithstanding anything to the contrary contained herein, in the event that all of the conditions to Closing set forth in Article VII have been satisfied (or waived) with respect to the Business as conducted in the U.S. and with respect to the UK Business, but not with respect to one or more other countries (collectively, the "Deferred Countries"), then:

                  (i) Closing will nevertheless be effected with respect to the Stock and that portion of the Foreign Assets, the Foreign Liabilities, the Business and the ARD Employees relating to the Business as conducted in the U.S., the UK Business, and the Business as conducted in each other country in which all of the conditions to Closing have been satisfied (or waived) (collectively, the "Closing Countries");

                  (ii) notwithstanding any other provision hereof to the contrary, the Purchase Price and the Closing Payment shall be reduced:

                           (a) by $3,000,000 if France is a Deferred Country, and

                           (b) by an aggregate of $100,000 if one or more other countries are Deferred Countries; and

                  (iii) Closing with respect to each such Deferred Country will be deferred as provided by this Section 2.7; in which event the deliveries at Closing on the Closing Date required by Sections 2.2, 2.3 and 2.4 will only be required to be satisfied to the extent that they relate to the Closing Countries.

         b. One or more subsequent Closings will occur as soon as practicable following satisfaction (or waiver) of all of the conditions to Closing with respect to each Deferred Country and, in connection therewith, the applicable Purchase Price with respect to such Deferred Country (that being a portion of the Purchase Price reduction provided by Section 2.7(a)(ii)) will be paid to Seller, and the deliveries at Closing required by Sections 2.2, 2.3 and 2.4 will only be required to be satisfied to the extent that they relate to such Deferred Country.

         c. In the event that a subsequent Closing does not occur with respect to any Deferred Country on or before June 30, 2001, either Buyer or Seller may, at any time thereafter and so long as such party is not in breach of any of its material obligations under this Agreement, elect not to consummate the Foreign Transfer with respect to such Deferred Country (in the event of such election, an "Excluded Country").

         d. [Intentionally omitted.]

         e. In the event that one or more elections contemplated by Sections 2.7(c) or 2.7(d) are made:

                  (i) the Foreign Transfer will not be effected with respect to the Excluded Country;

                  (ii) the Purchase Price will be reduced by the amount of the applicable Purchase Price with respect to the Excluded Country (that being a portion of the Purchase Price reduction provided by Section 2.7(a)(ii)); and

                  (iii) if the Excluded Country is France, Buyer and Seller shall, directly or indirectly, enter into one or more supply arrangements with respect to the France Business on terms as they shall mutually agree.

         f. With respect to each Excluded Country, and unless and until Closing occurs with respect to any Deferred Country, the provisions of Section
         6.9 shall not apply to the Business as conducted on the date hereof in such Excluded Country or such Deferred Country, as the case may be.

                                   ARTICLE III
                                   -----------

                           WORKING CAPITAL ADJUSTMENT

3.1  Closing Payment.
--------------------

         a. From and after the date hereof until Closing, Seller shall deliver to Buyer on a monthly basis a Working Capital Value Computation, computed as of the end of each monthly accounting period not more than 25 days following the end of each such monthly accounting period prepared in the same format and on the same basis as the Working Capital Value Computation attached as Annex B hereto.

         b. In the event that the Working Capital Value as so determined in accordance with the provisions of Subsection 3.1(a) reflected on the most recently delivered Working Capital Value Computation theretofore delivered to Buyer no later than noon (Chicago time) on the second Business Day preceding the Closing Date (the "Preliminary Working Capital Value") is:

                  (i) an amount more than the Working Capital Value computed based on the Reference Balance Sheet ($20,700,000), the Closing Payment shall be equal to the Stated Value plus the amount of such increase; or

                  (ii) an amount less than the Working Capital Value computed based on the Reference Balance Sheet ($20,700,000), the Closing Payment shall be equal to the Stated Value less the amount of such decrease.

3.2  Working Capital Closing Adjustment Payment.
-----------------------------------------------

         a. Within 45 days following Closing, Seller shall prepare and deliver to Buyer an unaudited consolidated balance sheet of the Imaging Group as of the Closing Date, excluding all Excluded Assets and Excluded Liabilities, all Indemnified Liabilities and all reserves for any of the foregoing (the "Closing Balance Sheet"), prepared in a manner consistent with the Reference Balance Sheet (except that the Closing Balance Sheet shall not reflect the GAAP exceptions listed on Schedule 4.4(b) and identified as items 1, 3, 4, 5, 6 and 7), together with a computation of the Working Capital Value Computation as of the Closing Date based on such Closing Balance Sheet prepared in the same format and on the same basis as the Working Capital Value Computation attached as Annex B hereto.

         b. Buyer shall have the right within 60 days following the delivery of the Closing Balance Sheet to object to the Working Capital Value Computation based thereon. If Buyer does so object, Seller and Buyer shall cooperate with each other to reach a mutual agreement thereon or, failing such agreement within 30 days, the determination shall be made by the Accountant, the cost of which shall be shared equally by Seller and Buyer. Seller and Buyer shall deliver to the Accountant copies of any schedules or documentation which may be reasonably required by the Accountant to make its determination. Seller and Buyer shall use their best efforts to cause the Accountant to promptly complete such determination. The determination of the Accountant shall be final and binding on the parties.

         c. In the event that the actual Working Capital Value as of the Closing Date as so determined, and as adjusted by a positive $300,000, is greater or less than the Preliminary Working Capital Value used in the calculation of the Closing Payment pursuant to Subsection 3.1(b) then:

                  (i) if greater, Buyer shall pay to Seller the amount of such increase;

                  (ii) if less, Seller shall pay to Buyer the amount of such decrease.

         d. Upon determination of the Working Capital Value Computation in accordance with Subsection 3.2(b), such Working Capital Closing Adjustment Payment shall be made by check or wire transfer within ten
         (10) days.

3.3  Intercompany Account.
-------------------------

         a. The Intercompany Account-Nontrade shall not be treated as part of Working Capital and shall not be taken into account in the computation of Working Capital Value. The Intercompany Account Payable-Nontrade shall be capitalized by Seller at the Closing without payment or other transfer of assets by the Imaging Group, and all liabilities and obligations of Seller to the Imaging Group (other than as reflected as Intercompany Account-Trade) shall be extinguished except as provided for by Article IX or in the Ancillary Agreements.

         b. The Intercompany Account-Trade will be treated as a current receivable and payable and shall be taken into account in the computation of Working Capital Value. The Intercompany Account-Trade shall be paid in the ordinary course in accordance with customary terms.

                                   ARTICLE IV
                                   ----------

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

4.1  Organization and Qualification.
-----------------------------------

         a. Seller is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own the Stock. The Seller is the sole stockholder of Imaging.

         b. The total authorized capital stock of Imaging consists of 1,000 shares of common stock, par value $0.01 per share, all of which shares are issued and outstanding. All of the shares of the Stock have been duly authorized and validly issued and are fully paid and non-assessable. Seller owns all of the issued and outstanding shares of the Stock, free and clear of all Liens (except for Liens in favor of creditors which will be released at Closing). There are no preemptive or other outstanding rights, options, warrants, conversion rights or other Commitments (other than this Agreement) to issue or sell any shares of capital stock of Imaging or any securities or obligations convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock or other equity interests in Imaging.

         c. Imaging is a corporation validly existing and in good standing under the laws of the State of Delaware and, prior to Closing, had all requisite power and authority to own, lease and operate its properties and to carry on its business as conducted.

         d. Imaging is duly qualified or licensed and in good standing to do business in each jurisdiction where such qualification is required and as listed on Schedule 4.1(d).

         e.  Imaging has no Subsidiaries.

4.2  Authority Relative to this Agreement.
-----------------------------------------

         a. Seller has full power and authority to execute and deliver this Agreement and the Income Tax Disaffiliation Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Income Tax Disaffiliation Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate action (including, if requisite, shareholder or similar action) on the part of Seller, and no other proceedings on its part are necessary to authorize this Agreement and the Income Tax Disaffiliation Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and the Income Tax Disaffiliation Agreement have been duly and validly executed and delivered by Seller and, assuming this Agreement and the Income Tax Disaffiliation Agreement have been duly authorized, executed and delivered by Buyer, constitutes valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms.

         b. Upon Closing of each stage of the Foreign Transfer, each Foreign Subsidiary involved in such Closing will have full power and authority to execute and deliver the Foreign Transfer Documents then deliverable and to consummate the Foreign Transfer at such Closing, the execution and delivery of such Foreign Transfer Documents and consummation of the Foreign Transfer at such Closing will have been duly and validly authorized by all requisite corporate action (including, if requisite, shareholder or similar action) on the part of such Foreign Subsidiary, and no other proceedings on its part will be necessary to authorize such Foreign Transfer Documents or to consummate the Foreign Transfer at such Closing. Upon Closing of each stage of the Foreign Transfer, each Foreign Transfer Document then deliverable will have been duly and validly executed and delivered by the Foreign Subsidiary party thereto and, assuming due authorization, execution and delivery of the same by Buyer, will constitute a valid and binding agreement of such Foreign Subsidiary, enforceable against such Foreign Subsidiary in accordance with its terms.

         c. PCI has full power and authority to consummate the transactions contemplated by Section 6.1(c)(vi), and the consummation of such transactions have been duly and validly authorized by all requisite corporate action (including, if requisite, shareholder or similar action) on the part of PCI, and no other proceedings on its part are necessary to consummate such transactions. At Closing, the transactions contemplated by Section 6.1(c)(vi) will have been validly consummated and enforceable against PCI.

         d. MMT has full power and authority to execute and deliver this Agreement (solely with respect to Section 6.9) and to consummate the transactions contemplated by Section 6.9. The execution and delivery of this Agreement (solely with respect to Section 6.9) and the consummation of the transactions contemplated by Section 6.9 have been duly and validly authorized by all requisite corporate action (including, if requisite, shareholder or similar action) on the part of MMT, and no other proceedings on its part are necessary to authorize this Agreement (solely with respect to Section 6.9) or to consummate the transactions contemplated by Section 6.9. This Agreement has been duly and validly executed (solely with respect to Section 6.9) and delivered by MMT and, assuming it has been duly authorized, executed and delivered by Buyer, constitutes a valid and binding agreement of MMT, solely with respect to Section 6.9, enforceable against MMT in accordance with its terms.

         e. At Closing, Seller and each of Seller's Affiliates party thereto will have full power and authority to execute and deliver each Ancillary Agreement and to consummate the transactions contemplated thereby. At Closing, the execution and delivery of each Ancillary Agreement and the consummation of the transactions contemplated thereby will have been duly and validly authorized by all requisite corporate action (including, if requisite, shareholder or similar action) on the part of Seller and each of Seller's Affiliates party thereto, and no other proceedings on their part will be necessary to authorize each Ancillary Agreement or to consummate the transactions contemplated thereby. At Closing, each Ancillary Agreement will have been duly and validly executed and delivered by and Seller and each of Seller's Affiliates party thereto, assuming it has been duly authorized, executed and delivered by Buyer or Buyer's Affiliates, will constitute a valid and binding agreement of Seller and each of Seller's Affiliates party thereto, enforceable against them in accordance with its terms.

4.3  Consents and Approvals; No Violations.
------------------------------------------

         a. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and applicable foreign requirements, no filing with, and no permit, authorization, consent or approval of, any public body or authority, domestic or foreign, is necessary for the consummation by Seller or any Foreign Subsidiary of the transactions contemplated by this Agreement.

         b. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller or any Foreign Subsidiary of the transactions contemplated hereby or by any Foreign Transfer Document, nor compliance by Seller or any Foreign Subsidiary with any of the provisions hereof or thereof will:

                  (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of such Person;

                  (ii) except as set forth in Schedule 4.3(b), conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of the Business under, or a loss of any benefit to which the Business is entitled under, any Material Commitment or any Foreign Asset, Foreign Liability or PCI Asset, or result in the creation of any Lien (other than a Permitted Lien) upon any asset of the Business, any Foreign Asset or PCI Asset; or

                  (iii) assuming that the filings referred to in Subsection 4.3(a) are duly and timely made, and assuming that all applicable waiting periods under competition laws have expired and all applicable approvals under competition laws have been received, violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to the Business;

         except in the case of (ii) or (iii) for violations, breaches or defaults which, in the aggregate, do not have a Material Adverse Effect or prevent or delay the consummation of the transactions contemplated hereby.

4.4  Financial Statements.
-------------------------

         a. Seller has heretofore delivered to Buyer the following financial statements for the Imaging Group (the "Financial Statements") and copies thereof are attached hereto as Schedule 4.4(a):

                  (i) Consolidated Balance Sheets as of January 3, 1999, January 1, 2000, July 1, 2000 and October 1, 2000;

                  (ii) Consolidated Statements of Operations for fiscal years 1998 and 1999;

                  (iii) Consolidated Statements of Operations for the six-month period ended July 1, 2000 and the nine-month period ended October 1, 2000;

                  (iv) Consolidated Cash Flow Statements for the six-month period ended July 1, 2000 and the nine-month period ended October 1, 2000;

                  (v) Consolidated Cash Flow Statements for the fiscal years 1998 and 1999; and

                  (vi) the Reference Balance Sheet, which excludes all Excluded Assets and Excluded Liabilities, all Indemnified Liabilities and all reserves for any of the foregoing.


         b. Except as set forth on Schedule 4.4(b), each of such balance sheets included in the Financial Statements fairly presents the consolidated financial position of the Imaging Group as of the respective dates thereof, and each of the other related statements included in the Financial Statements fairly present the results of operations and the cash flows of the Imaging Group for the respective periods indicated therein, in accordance with GAAP consistently applied (except for the absence of footnotes and, in the case of the Reference Balance Sheet, the absence of an accrual for Indemnified Liabilities and excluding the Excluded Assets and Excluded Liabilities).

         c. Except as set forth on Schedule 4.4(c)(i), the amounts reflected as accounts and notes receivable on the Working Capital Value Computation attached as Annex B hereto arose only from bona fide transactions which have been recorded in accordance with GAAP consistently applied and the related reserves for bad debt and trade allowances have been established in accordance with GAAP consistent with past practice. Except as set forth on Schedule 4.4(c)(ii), nothing has occurred subsequent to the date of the Reference Balance Sheet to require any adjustment to the method by which such reserves are established or calculated.

         d. The amounts reflected as inventory and the valuation reserves on the Working Capital Value Computation attached as Annex B hereto are valued using valuation methods and costing standards as used in the Reference Balance Sheet, and except as stated on Schedule 4.4(d), such methods and standards are in accordance with GAAP. Nothing has occurred subsequent to the date of the Reference Balance Sheet, other than normal price fluctuation and operational efficiencies and other changes which normally are reflected in year end adjustments, to require any interim write-offs or write-downs or adjustment of standards.

         e.  [Intentionally omitted.]

         f. The Business does not have any liability or obligation of any nature that is not reflected or reserved against on the Reference Balance Sheet, except for:

                  (i) liabilities and obligations that were incurred in the ordinary course since July 1, 2000 and are of a nature similar to those reflected or reserved against on the Reference Balance Sheet;

                  (ii) liabilities and obligations of any nature (other than those required by this Agreement to be disclosed on any Schedule) that are neither required by GAAP nor by Seller's ordinary course accounting policies to be so reflected or reserved against;

                  (iii) liabilities and obligations disclosed on any Schedule;
                  and

                  (iv) the Excluded Liabilities and the Indemnified Liabilities and reserves therefor.

4.5  [Intentionally omitted.]
---

4.6  No Default.
---------------

Neither the Imaging Group, nor Seller or any of its Affiliates with respect to the Business, is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute such a default or violation) of any material term, condition or provision of:

         a. its respective certificate of incorporation or by-laws;

         b. any Material Commitment; or

         c. any order, writ, injunction, decree, statute, rule or regulation applicable to it.

4.7  Title to and Condition of Tangible Assets.
----------------------------------------------

         a. Imaging has, and at the Closing will have, good title to its tangible assets (including, at Closing, the PCI Assets), free and clear of any Liens, and each of the Foreign Subsidiaries has, and at the Closing will have, good title to its respective tangible Foreign Assets, free and clear of any Liens, except in each case for Permitted Liens. The current tangible assets of Imaging (including, at Closing, the PCI Assets), together with the tangible Foreign Assets, are all of the tangible assets used to carry on the Business as presently conducted, except for those tangible assets listed on Schedule 4.7(a). The assets listed on Schedule 4.7(a) either (i) are not material to or primarily related to the conduct of the Business or (ii) will be provided to Buyer pursuant to the Transition Services Agreement.

         b. A list of all tangible assets for which some value is reflected on the Reference Balance Sheet is attached as Schedule 4.7(b), together with an identification of the Person which owns such assets. Except as disclosed on such Schedule 4.7(b), all such tangible assets which are material to the conduct of the Business are (i) maintained in the ordinary course, (ii) in normal operating condition, (iii) to the Knowledge of Seller, structurally sound, and (iv) suitable for the purposes for which they are now being used, in each case subject to normal wear and tear consistent with their age and prior use.

4.8  Intellectual Property.
--------------------------

         a. For purposes hereof, "Intellectual Property" means any and all of the following:

                  (i) U.S., international, and foreign patents, patent applications and statutory invention registrations,

                  (ii) trademarks, service marks, trade names, trade dress, slogans, logos, and Internet domain names, including registrations and applications for registration thereof,

                  (iii) copyrights, including registrations and applications for registration thereof, and

                  (iv) confidential and proprietary information, including trade secrets and know-how.

         Schedules 4.8(a)(i) through 4.8(a)(iii) set forth, respectively, true and complete lists of all such Intellectual Property listed in subsections (i) through (iii) above, which are in each case either (w) owned by Imaging, or (x) owned by Seller or Seller's Affiliates and primarily related to the Business, or (y) included in the Foreign Assets, or (z) included in the PCI Assets and will be owned by Imaging on the Closing Date. For purposes hereof, "Owned Intellectual Property" shall mean all of the Intellectual Property so listed on such three Schedules, together with common law trademarks, unregistered copyrights and confidential and proprietary information, including trade secrets and know-how, each as used in the Business.

         b. For purposes hereof, "Business Software" means all computer Software and Software Documentation in any and all forms (object code, source code, computer manuals, and all other forms) developed by or on behalf of the Imaging Group, PCI or the Business or licensed by a third-party provider, that is necessary for conducting the Business, including without limitation, all Software products, Software used in the operation of products, diagnostic Software, CAD files, and all computer Software and databases operated or used on web sites or used in connection with processing customer orders or storing customer information. Schedule 4.8(b) sets forth a true and complete list of all of the Business Software other than off-the-shelf mass market Software.
         Schedule 6.1(c)(vi) sets forth a true and complete list of all of the PCI Software other than off-the-shelf mass market Software.

         c. Schedule 4.8(c)(i) sets forth a true and complete list of all licenses, sublicenses, and other Commitments pertaining to Intellectual Property or Software owned by third parties and used in the Business, whether entered into on behalf of the Business by the Imaging Group or by Seller or Seller's Affiliates ("Licensed-In Intellectual Property").
         Schedule 4.8(c)(ii) sets forth a true and complete list of all licenses, sublicenses, and other Commitments pertaining to Owned Intellectual Property or Software licensed to third parties by the Imaging Group or by Seller or Seller's Affiliates ("Licensed-Out Intellectual Property"), except for licenses granted in the ordinary course in connection with the sale of products.

         d. The use by the Business in the ordinary course of the Owned Intellectual Property and, to the Knowledge of Seller, the Business Software, the PCI Software and the Licensed-In Intellectual Property, does not infringe upon or misappropriate the valid Intellectual Property rights, privacy rights, or right of publicity of any third party. No written communication has been received by the Business that the use in the ordinary course of the Owned Intellectual Property, the Business Software, the PCI Software, the Licensed-In Intellectual Property or the Licensed-Out Intellectual Property does or may infringe upon or misappropriate the Intellectual Property rights, right of privacy or right of publicity of any third party. The Business's use of the Licensed-In Intellectual Property complies with the terms of each license or sublicense thereof.

         e. Except as set forth in Schedule 4.8(e), the Imaging Group are, and at Closing will be, the owners of the entire and unencumbered right, title and interest in and to each item of the Owned Intellectual Property, the Business Software and the PCI Software (except for Liens in favor of creditors which will be released at Closing and except for rights in the Licensed-Out Intellectual Property created by Material Commitments), and the Business is, and at Closing will be, entitled to use the Owned Intellectual Property, the Business Software, the PCI Software and the Licensed-In Intellectual Property in the ordinary course. Except as set forth in Schedule 4.8(e), the Owned Intellectual Property, the Business Software, the PCI Software and the Licensed-In Intellectual Property (i) comprise all of the Intellectual Property used to carry on the Business as presently conducted, and (ii) immediately upon Closing will be owned or available for use by Imaging, Buyer or any of Buyer's Affiliates which is a transferee thereof, without the payment of any additional amounts to any third party (except as may be required subsequent to Closing by the express terms of any license covering Transferred-In Intellectual Property). The intangible assets listed on Schedule 4.8(e) either (i) are not material to or primarily related to the conduct of the Business or (ii) will be provided to Buyer pursuant to the Transition Services Agreement.

         f. Except for the Seller's tradename and the Software to be used by Seller in the performance of services under the Transition Services Agreement, the Owned Intellectual Property, the Business Software, the PCI Software and the Licensed-In Intellectual Property include all of the Intellectual Property and Software used in the ordinary day-to-day conduct of the Business, and there are no other items of Intellectual Property or Software that are necessary for such ordinary day-to-day conduct of the Business. The Owned Intellectual Property, the Business Software, the PCI Software and, to the Knowledge of Seller, the Licensed-In Intellectual Property, is subsisting, valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part.

         g. Except as set forth on Schedule 4.8(g), no Proceedings have been asserted, are pending or, to the Knowledge of Seller, are threatened against the Imaging Group, Seller, or Seller's Affiliates:

                  (i) based upon or challenging or seeking to deny or restrict the use by the Business of any of the Owned Intellectual Property, the Business Software, the PCI Software or the Licensed-In Intellectual Property,

                  (ii) alleging that any services provided by, processes used by, or products manufactured, sold or offered for sale by the Business infringe upon or misappropriate any Intellectual Property right of any third party,

                  (iii) alleging that any Intellectual Property licensed under the Licensed-In Intellectual Property or Licensed-Out Intellectual Property infringes upon any Intellectual Property right of any third party or is being licensed or sublicensed in conflict with the terms of any license or other Commitment, or

                  (iv) challenging the ownership of the Owned Intellectual Property, the Business Software or the PCI Software.

         h. To the Knowledge of Seller, no Person is engaging in any activity that infringes upon the Owned Intellectual Property, the Business Software or the PCI Software. Except as in the ordinary course or as set forth in Schedules 4.8(c)(i) or 4.9(a)(xi), neither Seller nor any of its Affiliates has, with respect to the Business, granted any license or other right to any third party with respect to the Owned Intellectual Property or the Licensed-In Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of title of any of the Owned Intellectual Property.

         i. The Seller has delivered or made available to Buyer correct and complete copies of all the licenses and sublicenses of the Licensed-In Intellectual Property and the Licensed-Out Intellectual Property. With respect to each such license and sublicense (other than licenses and sublicenses to off-the-shelf mass market Software):

                  (i) such license or sublicense is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

                  (ii) except as set forth on Schedule 4.8(i), such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

                  (iii) the Seller has not received any notice of termination or cancellation under such license or sublicense;

                  (iv) the Seller has not received any notice of a breach or default under such license or sublicense, which breach has not been cured;

                  (v) the Seller has not granted to any other third party any rights, adverse or otherwise, under such license or sublicense that would constitute a breach of such license or sublicense; and

                  (vi) neither Seller nor any of its Affiliates, nor any other party to such license or sublicense, is in breach or default in any material respect and, to the Knowledge of Seller, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense.

         j. All of the Business Software and the PCI Software provides uninterrupted millennium functionality in that it will record, store, process and present calendar dates falling on or after January 1, 2000 in the same manner and with the same functionality as it recorded, stored, processed and presented calendar dates falling on or before December 31, 1999. Except for such problems that do not materially disrupt its operation or have a material adverse impact on the operation of other Software programs or operating systems, the Business Software and the PCI Software are free of all viruses, worms, trojan horses and other material known contaminants. The Imaging Group and PCI have obtained all approvals necessary for exporting the Business Software and the PCI Software outside the United States or Canada and importing the Business Software and the PCI Software into any country in which the same is now sold or licensed for use, and all such export and import approvals in the United States and Canada and throughout the world are valid, current, outstanding and in full force and effect. No rights in the Business Software or the PCI Software have been transferred to any third party except to the customers of the Business in the ordinary course.

         k. Except as listed on Schedule 4.8(k), the Imaging Group, the Seller or Seller's Affiliates have the right to use all Software development tools, image processing tools, library functions, compilers, and other third party Software that is necessary for the Business or that is required to operate or modify the Business Software or the PCI Software, and have the right to assign or sublicense such right to Buyer.

         l. The Internal MIS Systems used in the Business are Euro Compliant except to the extent that the failure to be Euro Compliant could not reasonably be expected to have a Material Adverse Effect on the Business. For purposes hereof, "Euro Compliant" means that the Internal MIS Systems will record, store, process and present currency denominated in Euros, in the same manner, and with the same functionality, as the Internal MIS Systems record, store, process and present currencies denominated in U.S. Dollars and major European currencies.

         m. The Imaging Group, Seller, and Seller's Affiliates have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of the trade secrets and other confidential information contained in the Intellectual Property. To the Knowledge of Seller:

                  (i) there has been no misappropriation of any material trade secrets or other material confidential information contained in the Owned Intellectual Property by any Person,

                  (ii) no employee, independent contractor or agent of the Business has misappropriated any trade secrets of any other Person in the course of such performance as an employee, independent contractor or agent of the Business, and

                  (iii) no employee, independent contractor or agent of the Business is in default or breach of any term of any employment agreement, non-disclosure agreement, non-compete obligation, assignment of invention agreement or similar Commitment relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

         n. Except as set forth on Schedule 4.8(n), the Imaging Group's trademarks have been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other appropriate filing offices in which business is done, whether domestic or foreign, and such registrations, filings, issuances and other actions remain in full force and effect, are current and unexpired.

4.9  Material Commitments.
-------------------------

         a. Schedule 4.9 contains a true and complete list, as of the date stated in Schedule 4.9, of each of the following Commitments (whether written or oral) of the Imaging Group, including all Commitments included in the Foreign Assets or the PCI Assets (collectively, "Material Commitments"):

                  (i) each Commitment having a value or consideration of $25,000 or more for the purchase or lease of personal property, with any supplier, or for the furnishing of services to the Imaging Group;

                  (ii) any Commitment that compensates any Person based on any sales by the Imaging Group;

                  (iii) each Commitment for the sale of products or services having a value or consideration of $30,000 or more (hard copy of which has heretofore been provided to Buyer);

                  (iv) each lease and sublease of real property to which the Imaging Group is a party or by which the Business is obligated;

                  (v) each Commitment relating to indebtedness, other than trade indebtedness, of the Imaging Group;

                  (vi) each Commitment with any Government Authority other than standard form end-user licenses;

                  (vii) each Commitment that limits or purports to limit the ability of the Imaging Group to compete in any line of business or with any Person or in any geographic area or during any period of time;

                  (viii) each Commitment containing confidentiality requirements (including all nondisclosure Commitments, but excluding all Commitments containing confidentiality restrictions entered into in the ordinary course which do not restrict the conduct of the Business as currently conducted);

                  (ix)  each Commitment relating to domain name registration;

                  (x) each Commitment to which the Business will be bound after Closing relating to employment, consulting, severance or similar issues with any current or former employee, consultant or agent of the Imaging Group;

                  (xi) each license and sublicense of the Licensed-In Intellectual Property and the Licensed-Out Intellectual Property; and

                  (xii) each other Commitment, whether or not made in the ordinary course, which is material to the Imaging Group.

         b.  Each Material Commitment:

                  (i) is valid and binding on a member of the Imaging Group and, to the Knowledge of Seller, on the other parties thereto, and is in full force and effect, subject to bankruptcy and equitable remedies qualifications (and except for those Material Commitments that have expired by their terms or been performed in full); and

                  (ii) upon consummation of the transactions contemplated by this Agreement, shall, subject to bankruptcy and equitable remedies and qualifications, continue in full force and effect for the benefit of Imaging, Buyer or Buyer's Affiliates without penalty or other adverse consequence.

         No rights or benefits of any Person party to a Material Commitment have been (or will be) accelerated or increased, nor will any party to a Material Commitment be entitled to cancel, suspend or terminate or diminish the rights of the Imaging Group (or its successor) under any Material Commitment, as a result of the consummation of the transactions contemplated by this Agreement. The Imaging Group is not in breach of, or default under, any Material Commitment and, to the Knowledge of Seller, no other party to any Material Commitment is in breach thereof or default thereunder.

         c. As used herein, "Small Service Contracts" means all outstanding Commitments of the Business for the sale of services having a value or consideration of less than $30,000 each. Seller has heretofore delivered to Buyer a true and complete list of all Small Service Contracts as October 11, 2000, including for each the customer name, dollar value, and entitlements. Each of the Small Service Contracts was incurred in the ordinary course. To the Knowledge of Seller, no Small Service Contract has been terminated as of October 11, 2000.

4.10  Arrangements with Affiliates.
----------------------------------

Except as set forth in Schedule 4.10, and except for the Ancillary Agreements and the services to be provided thereunder:

         a. there are no Commitments between members of the Imaging Group, on one hand, and Seller or any of Seller's other Affiliates, on the other hand; and

         b. all of the assets used by the Imaging Group in the conduct of the Business are:

                  (i) in the case of assets other than Foreign Assets, owned by Imaging (including, at Closing, the PCI Assets), and

                  (ii) in the case of Foreign Assets, will be transferred to Buyer at Closing.

4.11  Litigation and Claims.
---------------------------

         a.  Except as set forth on Schedule 4.11(a):

                  (i) there is no Proceeding pending or, to the Knowledge of Seller, threatened, and no written (or, to the Knowledge of Seller, unwritten) Claim has been asserted, against the Imaging Group, any of Imaging's properties, any Foreign Asset or any PCI Asset; and

                  (ii) neither the Imaging Group nor any of Imaging's properties, nor any Foreign Asset nor any PCI Asset is subject to any order, writ, judgment, award, injunction or decree of any Government Authority of competent jurisdiction or any arbitrator.

         b. Except as set forth on Schedule 4.11(b), there is no Proceeding pending or, to the Knowledge of Seller, threatened, and no written (or, to the Knowledge of Seller, unwritten) Claim has been asserted, against Seller except for those that would not prevent consummation of the Purchase and Sale Transaction or materially impair the ability of Seller and the Imaging Group to perform their obligations hereunder. Seller is not subject to any order, writ, judgment, award, injunction or decree of any Government Authority of competent jurisdiction or any arbitrator, except for those that would neither prevent consummation of the Purchase and Sale Transaction nor materially impair the ability of Seller or the Imaging Group to perform its obligations hereunder.

4.12  Non-Income Tax Matters.
----------------------------

Except as set forth in Schedule 4.12:

         a. For purposes of this Section 4.12, "Tax" or "Taxes" means taxes of any nature excluding all taxes measured by income, but including profit taxes not measured by income and franchise, alternative, or add on or minimum sales, use, payroll, withholding, occupation, property or excise taxes imposed by any Government Authority, whether federal, state, local, foreign, or other levies and assessments imposed federal, state, local or foreign taxing authority, including but not limited to all sales, use, ad valorem, value added, franchise, net or gross proceeds, withholding, payroll, employment, excise, property, single business, business license, and business occupation taxes, together with any interest thereon, any penalties, additions to taxes or traditional amounts applicable thereto, and any contractual or other obligation to indemnify or reimburse any Person with respect to any such taxes.

         b. The Imaging Group (and each affiliated, unitary or combined group of which the Imaging Group is or has been a member) has timely filed, or has timely filed for an extension for the filing of, all material tax returns that are required to be filed by it on or before the date hereof, and all Taxes owed by the Imaging Group (whether or not shown on any tax return) and due on or before the date hereof have been paid. The Reference Balance Sheet reflects an adequate accrual, based on the facts and circumstances existing as of the date thereof, for all Taxes payable by the Imaging Group through the date thereof.

         c. There are no deficiencies for any Taxes proposed, asserted or assessed against the Imaging Group, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority.

         d. The Imaging Group has complied with all laws relating to the payment and withholding of employment Taxes and has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or other Person.

         e. There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Imaging, any Foreign Assets or any PCI Assets.

         f. The Imaging Group is not bound by any Commitment (either with any Person or with any taxing authority) with respect to Taxes that will be binding on Imaging, Buyer or any of Buyer's Affiliates after Closing.

         g. No audit or other Tax Proceedings are pending with respect to Taxes of the Imaging Group and no notice thereof has been received. No issue has been raised by any taxing authority in any presently pending or prior audit that could be material and adverse to the Imaging Group for any period after the Closing.

         h. Seller's representations and warranties with respect to taxes measured by income are set forth in the Income Tax Disaffiliation Agreement.

4.13  Employee Benefit Plans.
----------------------------

Schedule 4.13 lists each Employee Benefit Plan covering Affected Employees. Except as set forth in Schedule 4.13:

         a. Each such Employee Benefit Plan covering Affected Employees (and each related trust, insurance contract, or fund) substantially complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws, and has been administered in all material respects in accordance with: (i) the terms of all applicable governing documents and (ii) the terms of all applicable employment, collective bargaining agreements and other Commitments.

         b. All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan covering Affected Employees.

         c. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been substantially satisfied with respect to each such Employee Benefit Plan covering Affected Employees which is an Employee Welfare Benefit Plan.

         d. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan covering Affected Employees which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan covering Affected Employees or accrued in accordance with the past custom and practice of the Seller.

         e. All premiums or other payments for all periods ending on or before the Closing Date have been paid or accrued or will be paid in accordance with past custom and practice of Seller with respect to each such Employee Benefit Plan covering Affected Employees which is an Employee Welfare Benefit Plan.

         f. Each such Employee Benefit Plan which is an Employee Pension Benefit Plan covering Affected Employees and which is described on Schedule
         4.13 as meeting the requirements of Code Sec. 401(a) meets the requirements of a "qualified plan" under Code Sec. 401(a) and has either received a favorable determination letter from the Internal Revenue Service or has requested such a letter within the remedial amendment period of Code Sec. 401(b).

         g. Seller has delivered or will prior to Closing deliver to the Buyer correct copies of the plan documents and summary plan descriptions that are in effect as of the Closing Date, the most recent determination letter received from the Internal Revenue Service (if applicable), the most recent Form 5500 annual report (if applicable), and all related trust agreements, insurance contracts, and other funding Commitments (if applicable) which implement each such Employee Benefit Plan covering Affected Employees and which are currently in effect as of the Closing Date, to the extent such documents exist.

         h. With respect to each Employee Benefit Plan that is an Employee Pension Benefit Plan or an Employee Welfare Benefit Plan that the Seller, and the Controlled Group of Corporations which includes the Seller, maintains or has maintained since 1988 on behalf of Affected

         Employees or to which any of them contributes, has contributed, or has been required to contribute since 1988 on behalf of Affected Employees:

                  (i) Except as set forth on Schedule 4.13(h), no such Employee Benefit Plan which is an Employee Pension Benefit Plan subject to Title IV of ERISA has been completely or partially terminated and no reportable event notice has been filed with the PBGC with respect to such Employee Pension Benefit Plan. No Proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted or threatened.

                  (ii) There have been no prohibited transactions with respect to any Employee Benefit Plan that is an Employee Pension Benefit Plan or an Employee Welfare Benefit Plan, and no fiduciary has incurred any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan that is an Employee Pension Benefit Plan or an Employee Welfare Benefit Plan.

                  (iii) No action, suit, Proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan that is an Employee Pension Benefit Plan or an Employee Welfare Benefit Plan (other than routine claims for benefits) is pending.

                  (iv) Imaging has not incurred any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

         i. Except as set forth on Schedule 4.13(i), since 1988 Imaging has not contributed or been required to contribute to any Multiemployer Plan, and has no liability (including withdrawal liability) as of the Closing Date under any Multiemployer Plan.

         j. Except as set forth on Schedule 4.13(j), Imaging does not (as of the Closing Date) maintain or contribute to any Employee Welfare Benefit Plan providing medical, health or life insurance benefits to current Affected Employees, former U.S. employees of Imaging, or their spouses, or their dependents beyond their retirement or other termination of employment (other than in accordance with Code Sec. 4980B).

         k. To the Knowledge of the Seller, except as set forth on Schedule 4.13(k), there have been no statements or communications made or materials provided to any current Affected Employees, or former U.S. employees of Imaging, by any Person which constitute a Commitment or other binding obligation of Imaging to provide for any pension or welfare benefits to any such employee or former employee, whether before or after retirement, other than benefits under the Employee Benefit Plans.

         l. Except as set forth on Schedules 4.13(l)(i) or 4.13(l)(ii), no Affected Employee will become entitled to any bonus, severance, job security or similar benefit or any enhanced benefit (including acceleration of vesting or exercise of an incentive award) solely as a result of the transactions contemplated hereby.

         m. Except as set forth on Schedule 4.13(m), there are no unfunded liabilities with respect to any Affected Employee arising under an Employee Benefit Plan.

         n.  With respect to Seller's UK Pension Plan:

                  1.       DEFINITIONS

                           1.1  In this Section 4.13(n):

                           "Members" shall mean the employees, directors and officers of Seller's UK Subsidiary who are acquired by or transferred to Buyer or Buyer's UK Subsidiary pursuant to this Agreement and who are entitled to benefit under the Seller's UK Pension Plan and all those Persons who are spouses, children and dependants thereof;

                           "OPAS" means the Occupational Pensions Advisory Service in the UK;

                           "OPRA" means the Occupational Pensions Regulatory Authority in the UK;

                           "PSO" means the Pension Schemes Office of the Inland Revenue in the UK;

                           1.2 All references to any enactment in this Section 4.13(n) shall include all other legislation having the effect of re-enacting, consolidating, amending or repealing the same.

                           1.3 All definitions used in Section 6.6(q) shall have the same meanings in this Section 4.13(n).

                  2.       DISCLOSURE OF INFORMATION

                  Details of Seller's UK Pension Plan have been disclosed to Buyer prior to the date of this Agreement and all information which has been made available to Buyer or its advisers on or before the date of this Agreement is true, accurate and complete.

                  3.       ESTABLISHMENT

                           3.1 Seller's UK Pension Plan is established under irrevocable trusts and in respect of the Members complies with all material primary and secondary legislation relative to occupational pension schemes including laws of equal treatment of men and women in terms of access to and benefits from the Seller's UK Pension Plan (except in relation to Guaranteed Minimum Pensions) and, so far as Seller and Seller's UK Subsidiary are aware, has been operated in accordance with the trust deed and rules governing the Seller's UK Pension Plan at the Closing Date and the requirements of the PSO, the Occupational Pensions Board (for the period ended 5th April 1997) and the Department of Social Security (for the period 6th April 1997 to date).

                           3.2 Seller's UK Pension Plan is contracted-out of the State Earnings Related Pension Scheme in the UK in accordance with the provisions of the 1993 Act and Seller's UK Subsidiary is named on a valid contracting-out certificate.

                           3.3 Seller's UK Pension Plan is exempt approved under Chapter 1 of Part XIV of the 1988 Act for the purposes of the PSO and, so far as the Seller and Seller's UK Subsidiary are aware, there is no ground on which such approval may be withdrawn or cease to apply.

                  4.       FINANCE AND INVESTMENT

                           4.1 All contributions due as at the date of this Agreement to Seller's UK Pension Plan in respect of the Members have been paid within the prescribed period under the 1995 Act.

                           4.2 Seller's UK Pension Plan complies with Section 56 of the 1995 Act relating to the Minimum Funding Requirement described in that section.

                  5.       INSURANCE

                  Any benefits payable on the death of a Member whilst in employment (other than a return of the Member's own contributions and contributions paid in respect of him) during a period of sickness or disability are insured, and all premiums due to the insurance company have been paid, and each Member has been covered for such insurance at normal rates and on normal terms.

                  6.       DISPUTES

                  There are no complaints in respect of Members under the trustees' internal dispute resolution procedure (details of which have been disclosed to the Members), or arbitrations, claims to OPAS, Pension Ombudsman complaints, complaints to OPRA, actions, suits or claims (other than routine claims for benefits) in progress, or pending by any of the Members.

                  7.       OTHER PENSION PLANS

                  Except for Seller's UK Pension Plan, Seller's UK Subsidiary is not contributing to any retirement benefits pension or life assurance plan or arrangement (including any personal pension approved under Chapter IV of Part XIV of the 1988 Act) in respect of the Members and, except as heretofore disclosed to Buyer in writing, it is not under any legal, moral or other obligation to provide any retirement, death, disability, accident, or sickness pension or payment to or in respect of any of the Members.

         o. Except as set forth on Schedule 4.13(o), there are no contractual or other arrangements or Commitments of any kind binding Seller's French Subsidiary in particular with respect to pensions whereby the French ARD Employees are or would be granted benefits in excess of benefits legally required or benefits disclosed to the Buyer in writing prior to the date hereof. A complete and accurate list of all Employees Benefit Plans covering French ARD Employees is included in Schedule 4.13.

4.14  Environmental Matters.
---------------------------

Except as set forth in Schedule 4.14:

         a. the Imaging Group holds, and is in compliance in all material respects with, all permits, licenses and government authorizations required for the Imaging Group to hold its assets (including the PCI Assets) and to conduct the Business under local, state, federal and foreign laws and regulations relating to pollution and the discharge of materials into the environment ("Environmental Law");

         b. Seller and its Affiliates are, with respect to the Business, in compliance in all material respects with all applicable Environmental Law;

         c. neither Seller nor any of its Affiliates has, with respect to the Business, received any written request for information, or been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar local, state or foreign law with respect to any on-site or off-site location;

         d. neither Seller nor any of its Affiliates has, with respect to the Business, entered into or agreed to any consent decree or order, and is not subject to any judgment, decree or judicial order relating to compliance with, or the cleanup of regulated substances under, any applicable Environmental Law;

         e. the products sold by the Business shall as of Closing be in compliance in all material respects with all applicable EU regulations concerning harmonics and flicker which take effect on January 1, 2001; and

         f. there are no Environmental Conditions existing on any of the real property of or used by the Business.

4.15  Labor Matters.
-------------------

         a.  Except as set forth on Schedule 4.15(a):

                  (i) neither Seller nor any of its Affiliates is, with respect to the Business, a party to any collective bargaining agreement;

                  (ii) There is no unfair labor practice complaint or other Proceeding against Seller or any of its Affiliates with respect to the Business pending before the National Labor

                  Relations Board or, in the case of the UK Business, the Central Arbitration Committee;

                  (iii) There is no labor strike, work stoppage or arbitration Proceeding pending or involving or, to the Knowledge of Seller, threatened against Seller or any of its Affiliates with respect to the Business.

                  (iv) To the Knowledge of Seller, there are no organizing efforts by any union or other group seeking to represent the employees of Seller or any of its Affiliates with respect to the Business.

         b.  To the Knowledge of Seller:

                  (i) the Imaging Group, PCI and the Business are and have been in compliance in all respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Americans with Disabilities Act, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, data protection, Implementing Laws, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in and has not engaged in any unfair labor practice; and

                  (ii) no investigation or review by or before any Government Authority concerning any possible conflicts with or violations of any such applicable laws is pending, nor is any such investigation threatened, nor has any such investigation occurred during the last three years, and no Governmental Authority has provided any notice to the Seller, the Imaging Group or PCI or otherwise asserted an intention to conduct any such investigation or review.

         c. Each ARD Employee is a bona fide employee of a Foreign Subsidiary who regularly performs at least 80 percent of his services for the Business. The representation and warranty contained in this Section 4.15(c) may be amended by mutual agreement of the parties after completion of due diligence.

         d. With respect to Seller's French Subsidiary and the French ARD
         Employees:

                  (i) Seller's French Subsidiary has complied with all applicable social and tax related laws concerning the French ARD Employees.

                  (ii) All returns or declarations concerning the French ARD Employees have been duly filed in accordance with applicable laws for periods ending on or prior to the France Closing Date.

                  (iii) For time periods not time barred by applicable statutes of limitation, all social and tax related contributions have been paid when due by Seller's French Subsidiary and all social and tax related contributions for any period ending on or prior to the France Closing Date which accrued but are not yet due have been reserved in accordance with applicable accounting principles.

4.16  Absence of Certain Developments.
-------------------------------------

Except as expressly contemplated by this Agreement, or except as set forth in
Schedule 4.16, since July 1, 2000:

         a. there has been no adverse change in the Business, or in the operation or financial condition thereof, except such changes which, in the aggregate, have not had a Material Adverse Effect;

         b. neither Seller nor any of its Affiliates has, with respect to the Business, taken any actions which would, if taken after the date hereof, violate Section 6.1 hereof;

         c. there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of Imaging, the Foreign Assets or the Business having a replacement cost of more than $25,000 for any single loss or $50,000 for all such losses;

         d. there has not been any grant of any stock option or right to purchase the shares of the stock of Imaging;

         e. there has not been any declaration, setting aside or payment of any non-cash dividend or other distribution in respect of any shares of capital stock of Imaging or (other than for cash) any repurchase, redemption or other acquisition of any outstanding shares of capital stock or other securities of, or other ownership interest in, Imaging;

         f. the Imaging Group and PCI have not awarded or paid any bonuses to any of its employees, or entered into any employment, deferred compensation, severance or similar Commitment (nor amended any such Commitment) or agreed to increase the compensation payable or to become payable by it to any of its directors, officers, employees, agents or representatives, or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than (i) normal increases in the ordinary course that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Imaging Group,
         (ii) increases which constitute Indemnified Liabilities, or (iii) increases which would reduce the Working Capital Value);

         g. there has not been any change by the Imaging Group in accounting or tax reporting principles, methods or policies;

         h. the Imaging Group has not entered into any transaction or Commitment or conducted the Business other than in the ordinary course;

         i. the Imaging Group has not failed to pay and discharge promptly current liabilities except where disputed in good faith by appropriate proceedings;

         j. the Imaging Group has not made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to Seller or to any Affiliate of Seller (other than the payment of trade payables in the ordinary course);

         k. the Imaging Group has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any of its assets, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course;

         l. the Imaging Group has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except (i) in the ordinary course, or (ii) those which relate only to Excluded Assets, or
         (iii) those which are Excluded Liabilities or Indemnified Liabilities;

         m. the Imaging Group has not cancelled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Commitment or right except in the ordinary course and which, in the aggregate, would not be material to the Imaging Group;

         n. the Imaging Group has not made or committed to make any capital expenditures or capital additions or betterments in excess of $100,000 individually;

         o. the Imaging Group has not instituted or settled any material litigation, suit, claim, action, Proceeding or investigation of any kind; and

         p. the Imaging Group has not agreed to do anything set forth in this
         Section 4.16.

4.17  Certain Interests.
-----------------------

Except as set forth on Schedule 4.17, neither Seller nor, to the Knowledge of Seller, any Affiliate of Seller, officer or director of the Imaging Group or any immediate relative or spouse who resides with, or is a dependent of, any such officer or director:

         a. owns, directly or indirectly, in whole or in part, or has any other interest in, any tangible or intangible property which the Imaging Group uses or has used in the conduct of the Business or otherwise (except for any such ownership or interest resulting from the ownership of securities in a public company);

         b.  has outstanding any indebtedness to the Imaging Group; or

         c. is a party to any Commitment with the Imaging Group, or is owed by the Imaging Group any obligation of any nature whatsoever, except for the payment of employee compensation, the advancement of expenses or indemnification obligations, and the payment of trade payables, in each case in the ordinary course.

4.18  Insurance Policies.
------------------------

Schedule 4.18 sets forth a true and complete list and description (including face amount of policy, name of insured, carrier, premium, expiration date and whether it is a "claims made" or an "occurrence" policy) of all insurance policies held by Imaging or covering the Business. All premiums due to the date hereof on such policies have been paid. Except as set forth on Schedule 4.18, there are no pending claims related to the Business that are covered by insurance. Requisite notice (or presentment) of any claims under such policies has been given (or made), except where such failure would neither prejudice the ability to make a claim thereunder nor result in a Material Adverse Effect. Such insurance to the date hereof has (i) been maintained in full force and effect and (ii) not been canceled or changed, except to extend the maturity dates thereof.

4.19  Banks.
-----------

Schedule 4.19 sets forth the name of each bank in which Imaging has an account, lockbox or safe deposit box, and the names of all Persons authorized to draw thereon or have access thereto.

4.20  Accounts Receivable.
-------------------------

The accounts receivable shown in the Reference Balance Sheet arose in the ordinary course. The allowances for doubtful accounts and returns set forth therein have been prepared in the ordinary course. The accounts receivable of Imaging, and the accounts receivable that are Foreign Assets, arising after July 1, 2000 and prior to Closing arose or will arise in the ordinary course. None of such accounts receivable is subject to any material asserted claim of offset or recoupment or counterclaim and to the Knowledge of Seller there are no specific facts that would be reasonably likely to give rise to any such claim. No material amount of accounts receivable is contingent upon the future performance by the Imaging Group of any obligation not accrued or reserved for on the Reference Balance Sheet or otherwise reflected as deferred income and no Commitment for deduction or discount has been made with respect to any material amount of accounts receivable.

4.21  Books and Records.
-----------------------

The minute books and other similar records of Imaging contain true and complete registers of the shareholders and records of all actions taken at any meetings of shareholders, boards of directors or any committee thereof and all written consents executed in lieu of the holding of any such meetings. The accounting books and records of the Imaging Group accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Imaging Group.

4.22  [Intentionally omitted.]
----

4.23  No Misrepresentation.
--------------------------

The representations and warranties of Seller contained in this Agreement and in the Ancillary Agreements and the documents to be delivered by Seller at Closing taken together do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4.24  Brokers and Finders.
-------------------------

Other than Donaldson, Lufkin & Jenrette Securities Corporation, whose fees will be paid by Seller and not by Imaging, the Buyer or any of Buyer's Affiliates, neither Seller nor any of its Affiliates has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

4.25  Canadian Limited Partnership.
----------------------------------

         a. Seller's Canadian Subsidiary is a party to the BHC Limited Partnership Agreement made as of the 1st day of November, 1996 (the "Limited Partnership Agreement") with BHC Documents Inc. (now known as DocuCom Imaging Solutions Inc.) (the "General Partner") to form the Limited Partnership.

         b. The Limited Partnership Agreement is in full force and effect, unamended as of the date hereof.

         c. Seller's Canadian Subsidiary, as the limited partner of the Limited Partnership, is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute such a default or violation) of any term, condition or provision of the Limited Partnership Agreement and, in particular, it has not exceeded the limitations on its authority as specified in section 3.2 of the Limited Partnership Agreement.

         d. The liability of Seller's Canadian Subsidiary for the debts, liabilities, obligations and losses of the Limited Partnership is limited to the capital contribution of Seller's Canadian Subsidiary plus its pro rata share of the undistributed income of the Limited Partnership, and Seller's Canadian Subsidiary has no further liability for any debts, liabilities, obligations or losses of the Limited Partnership and shall not be liable for any calls or assessments or further contributions to the Limited Partnership.

         e. To the Knowledge of Seller, the General Partner, as the general partner of the Limited Partnership, has conducted the business and affairs of the Limited Partnership in such a manner that the liability of Seller's Canadian Subsidiary is limited to its capital contribution and share of its undistributed income.

         f. To the Knowledge of Seller, there is no Proceeding pending or threatened, and no written or unwritten Claim has been asserted, against the Limited Partnership, and the Limited Partnership is not subject to any order, writ, judgment, award, injunction or decree of any Government Authority of competent jurisdiction or any arbitrator.

4.26  Insolvency of Seller's UK Subsidiary.
------------------------------------------

         a. No order has been made or petition presented, meeting convened or resolution passed for the winding up of Seller's UK Subsidiary nor has any receiver been appointed or any distress, execution or other process been levied in respect of the UK Business or the UK Assets or any of them.

         b. No composition in satisfaction of the debts of Seller's UK Subsidiary or scheme of arrangement of its affairs or compromise or arrangement between it and either or both of its creditors or members or any class of either or both of its creditors or members has been proposed, sanctioned or approved.

         c. No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of the UK Business or the UK Assets.

         d. No event has occurred causing, or which upon intervention or notice by any third party may cause, any floating charge created by Seller's UK Subsidiary to crystallise over the UK Business or the UK Assets or any of them or any charge created by it to become enforceable over the UK Business or the Assets or any of them nor has any such crystallisation occurred nor is such enforcement in process.

4.27  UK Taxation.
-----------------

         a. There is no Inland Revenue charge over any of the UK Assets pursuant to section 237 Inheritance Tax Act 1984 and no circumstances exist whereby any power under section 212 Inheritance Tax Act 1984 could be exercised in relation to any of the UK Assets.

         b. All stamp duty and stamp duty reserve tax payable in relation to the UK Assets has been paid and there is no liability to any penalty in respect of such duty or tax.

         c. The Seller is not in any dispute with the Inland Revenue, HM Customs & Excise or other taxation authority concerning any matter in any way affecting either the UK Business or any of the UK Assets.

         d. Neither the Inland Revenue, nor Customs & Excise or any other taxation authority has agreed to operate any special arrangement (being an arrangement which is not based on a strict application of the relevant legislation) in relation to the UK Business whether in respect of benefits provided to its employees, the valuation of stocks or depreciation of assets or in respect of any administrative or other matter whatsoever.

         e. The Seller has not participated in or operated any payroll deduction scheme as defined in section 202 Income and Corporation Taxes Act 1988 which extends to any employees of the Business.

         f. There is not and has not at any time been a profit related pay scheme approved, or for which approval has been or is to be sought under Chapter III Part V Income and Corporation Tax Act 1988 which extends to employees of the UK Business and the Seller has no proposals to introduce such a scheme.

4.28  Other UK Subsidiaries.
---------------------------

Neither Paragon Kember Limited nor Repair Link Limited owns or uses any assets whatsoever in relation to the Business.

4.29  Disclaimer.
----------------

The representations and warranties set forth in this Article IV are the only representations and warranties made by Seller with respect to the Business and the Foreign Assets.

                                    ARTICLE V
                                    ---------

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that the following statements are true and correct in all material respects:

5.1  Corporate Organization; Etc.
--------------------------------

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power or authority is not, in the aggregate, reasonably likely to have a Material Adverse Effect.

5.2  Authority Relative to this Agreement.
-----------------------------------------

         a. Buyer has all requisite corporate authority and power to execute and deliver this Agreement and the Income Tax Disaffiliation Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Income Tax Disaffiliation Agreement and the consummation of the transactions contemplated hereby and thereby by Buyer have been duly and validly authorized by all required corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the Income Tax Disaffiliation Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and the Income Tax Disaffiliation Agreement have been duly and validly executed and delivered by Buyer and, assuming this Agreement and the Income Tax Disaffiliation Agreement have been duly authorized, executed and delivered by Seller, constitute valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms.

         b. At Closing, Buyer and each of Buyer's Affiliates party thereto will have full power and authority to execute and deliver each Ancillary Agreement and to consummate the transactions contemplated thereby. At Closing, the execution and delivery of each Ancillary Agreement and the consummation of the transactions contemplated thereby will have been duly and validly authorized by all requisite corporate action (including, if requisite, shareholder or similar action) on the part of Buyer and each of Buyer's Affiliates party thereto, and no other proceedings on their part will be necessary to authorize each Ancillary

         Agreement or to consummate the transactions contemplated thereby. At Closing, each Ancillary Agreement will have been duly and validly executed and delivered by and Buyer and each of Buyer's Affiliates party thereto, assuming it has been duly authorized, executed and delivered by Seller or Seller's Affiliates, will constitute a valid and binding agreement of Buyer and each of Buyer's Affiliates party thereto, enforceable against them in accordance with its terms.

5.3  Consents and Approvals; No Violations.
------------------------------------------

         a. Except for applicable requirements of the HSR Act, and applicable foreign requirements, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

         b. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will:

                  (i) conflict with or result in any breach of any provision of the charter or by-laws of Buyer;

                  (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both), a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Commitment or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or

                  (iii) assuming that the filings referred to in Subsection 5.3(a) are duly and timely made, and assuming that all applicable waiting periods under competition laws have expired and all applicable approvals under competition laws have been received, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, any of its subsidiaries or any of their properties or assets;

         except, in the case of (ii) and (iii) for violations, breaches or defaults which are not in the aggregate reasonably likely to have a Material Adverse Effect or prevent or delay the consummation of the transactions contemplated hereby.

5.4  Financing.
--------------

Buyer, either itself or from funding sources unconditionally available to Buyer, has sufficient funds available to pay the Purchase Price in the manner and at the times provided for herein.

5.5  Brokers and Finders.
------------------------

Neither Buyer nor any of its subsidiaries has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders, fees in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI
                                   ----------

                            COVENANTS OF THE PARTIES

6.1  Conduct of the Business.
----------------------------

      a. Except as contemplated by this Agreement, or done consistent with the restructuring charges already taken by the Imaging Group and reflected on the Financial Statements, or as set forth in Schedule 6.1, or done with the prior express consent of Buyer, during the period from the date of this Agreement to the Closing Date (or, as applicable, the date Closing is effected with respect to a Deferred Country), Seller will use all reasonable efforts to cause the Imaging Group:

                  (i) to conduct the Business in the ordinary course consistent with past practice, except in connection with the transactions contemplated hereby;

                  (ii) to preserve intact the present organization of the Business and preserve its relationships with customers, suppliers, employees and others having significant business dealings with it, in each case in the ordinary course consistent with past practice; and

                  (iii) to maintain coverage under all insurance policies covering current and prior periods, including insurance policies covering Persons divested or acquired for which Buyer may, by virtue of this Agreement, assume liabilities ("Seller's Insurance").

         b. Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement or with Buyer's prior approval, Seller will not permit any of the following in connection with or on behalf of the Business:

                  (i) incurring any indebtedness for borrowed money or issue any long-term debt securities or assume, guarantee or endorse the obligations of any other Persons, to the extent that such would be a liability, except for indebtedness incurred in the ordinary course consistent with past practice; or

                  (ii) except in the ordinary course consistent with past practice,

                           (a) acquiring or disposing of any real property or other material assets;

                           (b) mortgaging or encumbering any real property or other material assets;

                           (c) changing the strategy or current business plan for the Business;

                           (d) increasing the salary or any other form of compensation of any employee of the Business;

                           (e) entering into any Commitments that would constitute Material Commitments, other than those made in the ordinary course of the Business consistent with past practice;

                           (f) engaging in any transactions with, or enter into any Commitments with, Seller or its Affiliates, except relating to the Excluded Assets and Excluded Liabilities or required by this Agreement;

                           (g) entering into, adopting, amending or terminating any Commitment relating to the compensation or severance of any employee of the Business other than in the ordinary course or relating solely to the Excluded Assets and Excluded Liabilities, except to the extent required by law or any existing Commitments which have been disclosed to Buyer; or

                           (h)  agreeing to take any of the foregoing actions.

         c.  Between the date of this Agreement and Closing, Seller shall:

                  (i)  [intentionally omitted]

                  (ii) cause the current leases for the Lincolnwood and Arlington Heights facilities to be fully assigned by Imaging to Seller or another Seller Affiliate, with Imaging being released from all obligation and liability thereunder;

                  (iii) neither transfer, nor permit any of Seller's Affiliates to transfer, any employee of the Business into any other business of the Seller, or any employee of another business of the Seller into the Business, except in each case as otherwise expressly agreed to by the parties;

                  (iv) take, or cause any of Seller's Affiliates to take, the actions necessary to discharge or to release Imaging from (and, therefore, to remove from the Closing Balance Sheet) any and all liabilities related to any employees who are not Affected Employees;

                  (v) to the extent such payment is required by applicable local law, pay to the Affected Employees any accrued and unpaid calendar year 2000 vacation which is outstanding on the Closing Date;

                  (vi) cause PCI to transfer, assign and deliver to Imaging, without payment or other transfer of assets by Imaging, all right, title and interest in and to the following assets of PCI, as more fully described on Schedule 6.1(c)(vi) (collectively, the "PCI Assets"):

                           (a) all computer Software and Software Documentation in any and all forms (object code, source code, computer manuals, and all other forms), that relate to Ivory, ISWIN or digital conversion utilities, including without limitation all Software products, Software used in the operation of products, diagnostic Software, and CAD files (collectively, the "PCI Software"), as well as all other Intellectual Property incident thereto;

                           (b) all rights to royalty payments arising on or after the Closing Date out of the licensing of Ivory or ISWIN;

                           (c) all software support Commitments relating to Ivory or ISWIN; and

                           (d) PCI's digital conversion lab, together with all dedicated tools and tangible assets;

                  (vii) directly or indirectly, enter into a non-exclusive agreement with Buyer, effective for a period of two years from the Closing Date, to distribute in the territory of Japan, under Buyer's standard terms for such distribution in such territory, all products currently distributed by Bell & Howell Japan KK; and

                  (viii) directly or indirectly, enter into a supply agreement with Buyer, effective for a period of two years from the Closing Date, for the requirements of Bell & Howell Ltd. for the purchase of products identified in Section 6.9(a) hereof, under Buyer's standard terms for such supply.

6.2  Access to Information.
--------------------------

         a. From the date of this Agreement to the Closing, Seller will, or cause its Subsidiaries to:

                  (i) give Buyer and its authorized representatives reasonable access to the documents in the Data Room and, for the sole purpose of enabling Buyer to develop a transition plan in connection with Buyer's succession to the Business, to the books, records, offices and other facilities and properties of the Business except relating to the Excluded Assets and Excluded Liabilities;

                  (ii) permit Buyer in the company of Seller's representative to make reasonable inspections of the books, records and facilities of the Business, except relating to the Excluded Assets and Excluded Liabilities, including but not limited to:

                           (a) facilitating Buyer's access to and review of all known environmental documentation concerning the Lincolnwood facility, including, but not limited to, the 1999 Phase I and Phase II environmental studies;

                           (b) all known OSHA documentation concerning any or all Imaging Group sites;

                           (c) any and all documentation concerning any removal of underground storage tanks at the Lincolnwood facility from 1989 to the date hereof; and

                           (d) appropriate drain testing and indoor air quality monitoring at the Zion facility including, if necessary, the completion of a Phase II environmental assessment; and

                  (iii) cause its officers and other key employees to meet with Buyer and its authorized representatives and to furnish to them, either verbally or in documented format, such financial and operating data and other information with respect to the Business as Buyer may from time to time reasonably request in connection with the development of its transition plan; provided, however, that any such access shall be conducted at a reasonable time and in such a manner as not to interfere with the operation of the Business and in all cases shall be coordinated with Dwight Mater or Don Deegan, and no information shall be furnished to or requested by Buyer except through them, or either of them; and provided further that all such information and access shall be subject to the terms and conditions of the Confidentiality Agreement between Buyer and Seller.

         b. Following the Closing Date, and for a period not to exceed seven years, each party shall grant to the other party and its representatives, at the latter party's reasonable request, reasonable access to and the right to make copies at its expense of those records and documents, including insurance records and documents, covering any period prior to the Closing related to the Imaging Group, the Business, the Foreign Assets or the PCI Assets as may be reasonably necessary for litigation, preparation of financial statements and the Closing Balance Sheet, tax returns and audits or other valid business purposes. For this same time period and for these same purposes, Buyer shall grant to Seller reasonable access to the accountants and employees of the Business who are involved in the preparation of financial statements for the Business, for which accommodation Seller shall reimburse Buyer its related costs actually incurred.

6.3  Requisite Consents.
-----------------------

Prior to the Closing and thereafter, Buyer and Seller shall fully cooperate with each other to obtain, at Seller's cost and expense, all Requisite Consents; provided, however, that Buyer shall pay its own costs and expenses incurred in connection with obtaining all Consents of Government Authorities that constitute Requisite Consents.

6.4  Reasonable Efforts.
-----------------------

         a. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, making all required filings and applications and complying with or responding to any requests by Government Authorities.

         b. If at any time after the Closing Date any further action is necessary or desirable to carry out the provisions of this Agreement (including transferring any assets and rights which should have been owned by the Imaging Group but are not part of the Excluded Assets and

         Excluded Liabilities, but were not, or which should not have been owned by the Imaging Group but are not part of the Excluded Assets and Excluded Liabilities, but were, or transferring any mail or payments on accounts receivable which should have been delivered to the other party hereunder), the parties hereto shall take or cause to be taken all such necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby.

         c. After Closing, Seller shall retain, and provide Buyer with reasonable access to, copies of all insurance policies and other insurance information reflecting Seller's Insurance, and shall make, and diligently pursue, claims under Seller's Insurance for all liabilities incurred prior to Closing. After Closing, Seller shall maintain, and shall not take any steps to cancel or materially change, buy-out or remove the Imaging Group or Seller as a named insured or as an additional insured, from any of Seller's Insurance with respect to any events, occurrences or matters covered by such policies that occur prior to Closing. Nothing in this Agreement shall be construed to eliminate Seller's rights to coverage and to make claims under Seller's Insurance for any events, occurrences or matters which, except for this Agreement, would have been covered by Seller's Insurance.

6.5  Public Announcements.
-------------------------

Seller and Buyer will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange. Seller and Buyer shall make reasonable efforts to make all press releases jointly and to cooperate in the making of any other public announcements contemplated hereunder.

6.6  Employee Matters.
---------------------

As used in this Section 6.6, the term "Buyer" shall mean Buyer or one or more of its U.S. or non-U.S. Subsidiaries or Affiliates, including Imaging, that will employ Affected Employees or ARD Employees.

         a. Compensation and Benefits for Affected Employees. Buyer shall provide the Affected Employees and their dependents, beginning at the Transfer Time, with the same compensation and employee benefit plans, including without limitation pension benefits, health, life insurance and other welfare and fringe benefit plans and programs, provided from time to time by Eastman Kodak Company to its other similarly situated employees and their dependents (or, for a period not to exceed one year following Closing, if Buyer determines to maintain the Affected Employees as employees of Imaging, Buyer may, in the alternative, provide such Affected Employees with the same employee compensation and benefits, including pension benefits, health, life insurance and other welfare benefits, provided by Imaging immediately prior to Closing and as disclosed in Schedule 4.13).

         b. Defined Contribution Plans. Effective as of the day immediately preceding the Transfer Time, all Affected Employees will cease to actively participate in the Bell & Howell Profit Sharing Retirement Plan, and effective at the Transfer Time and subject to Section 6.6(a), will be eligible to participate in the Buyer's Savings & Investment Plan (SIP) and Cash Balance Plus Retirement Plan.

         c.  Welfare Plans.
             -------------

                  (i) Except as provided otherwise in this Section 6.6, effective as of the day immediately preceding the Transfer Time, Affected Employees and their dependents who participate in the Bell & Howell Company Long Term Disability Plan, the Bell & Howell Company Short Term Disability Plan, the Bell & Howell Company Group Benefits Program, the Bell & Howell Company Group Term Life Insurance Plan, the Bell & Howell Company Accidental Death and Dismemberment Plan, the Bell & Howell Company Business Travel Accident Insurance Plan, the Bell & Howell Company Medical Plan, the Bell & Howell Company Dental Plan, the Bell & Howell Company Vision Plan and any other Employee Welfare Benefit Plan maintained by Seller, will cease to participate in those plans, and effective at the Transfer Time and subject to Section 6.6(a), Affected Employees and their dependents will become eligible to participate in Buyer's Employee Welfare Benefit Plans. Buyer shall waive any waiting period, pre-existing condition and actively-at-work requirements to the same extent that such period, conditions and/or requirements are not applicable to or have been satisfied by such Affected Employees and their dependents before the Transfer Time under the Seller's medical, dental and vision plans. Seller shall remain liable for all expenses incurred by the Affected Employees and their dependents prior to the Transfer Time, whether or not such claims are reported on or after such date. Buyer shall be liable for all expenses incurred by the Affected Employees and their dependents on and after the Transfer Time.

                  (ii) If the Closing Date occurs on or before December 31, 2000, the administrator of the health care spending account offered under the Bell & Howell Company Group Benefits Program will offer participants in such account who are Affected Employees the opportunity to participate in such health care spending account on an after-tax basis for the portion of calendar year 2000 that follows the Closing Date.

         d. COBRA. Notwithstanding the foregoing, Seller shall provide COBRA continuation coverage for those qualified COBRA beneficiaries in the U.S. who are receiving COBRA continuation coverage or who are eligible to elect COBRA continuation coverage under the Bell & Howell Company Medical Plan as of the day immediately preceding the Closing Date, for so long as such individuals are eligible for COBRA coverage.

         e. Severance Payments by Buyer. In the event Buyer terminates the employment of any Affected Employee within twelve (12) months after the Closing Date, Buyer will provide each such Affected Employee with severance benefits that are no less in the aggregate than the severance benefits that such Affected Employee would have been entitled to receive in the aggregate under the Bell & Howell Company and Subsidiaries Separation Benefits Plan as in effect on the Closing Date; provided, however, that Buyer shall calculate severance payments, and provide health benefits, in accordance with the terms of such plan during the 12-month period following the Closing Date.

         f. Service. Except as otherwise provided by Section 6.6(e), Affected Employees' service with Seller, Imaging and their Subsidiaries and Affiliates shall be recognized for purposes of eligibility (including without limitation eligibility for retiree health benefits), participation and level of benefits under all Employee Benefit Plans maintained by Buyer or a Subsidiary thereof, as applicable, provided that no such service shall be credited for vesting or benefit accrual purposes under Buyer's defined benefit pension plans.

         g. Vacation. Affected Employees shall transfer to Buyer with the same level of vacation time as such Affected Employees had with the Business prior to Closing, provided, however, that subsequent to Closing, the Affected Employees' vacation shall be subject to Buyer's vacation plans. Notwithstanding anything contained herein, Affected Employees' service with Seller, Imaging and their Subsidiaries and Affiliates shall be recognized for purposes of determining such employees' entitlement to vacation under the vacation policies of Buyer. If the Closing Date occurs prior to December 31, 2000, (i) Seller will pay, in cash, the Affected Employees' accrued vacation if such payment is required by state law, and (ii) except for the accrued vacation contemplated by the foregoing clause (i), Buyer will honor Affected Employees' accrued vacation as accrued through the Closing Date under Seller's vacation plan.

         h. Other Arrangements. Certain of the Affected Employees are owners of shares of stock of Bell & Howell Company and are subject, with respect thereto, to the provisions of a certain Shareholders Agreement between Seller and such Affected Employees (referred to herein as the "Equity Employees"). All matters related thereto shall be settled at or prior to the Closing Date between Seller and such Equity Employees without cost or charge to Imaging, Buyer or Buyer's Affiliates. Certain of the Affected Employees are parties to Commitments with Seller or Imaging providing certain compensation and other benefits to them from Seller or Imaging in the event the Purchase and Sale Transaction is closed. All amounts due under such arrangements in excess of the amounts due under Section 6.6(e) shall be the obligation of Seller, without any cost or charge to Imaging, Buyer or Buyer's Affiliates.

         i. Participation in Seller Plans. If Imaging has adopted any Employee Pension Benefit Plans or Employee Welfare Benefit Plans sponsored by Seller, it will take any action necessary to terminate its participation in such Employee Pension Benefit Plans or Employee Welfare Benefit Plans, effective as of the Closing Date.

         j. Profit Sharing Contribution. For the period ending on the Closing Date, employees of Imaging are participants in the Bell & Howell Profit Sharing Retirement Plan. On behalf of such employees, certain employer contributions have been accrued by Imaging, which contributions are ordinarily made as soon as administratively possible after the last day of each plan year. The Bell & Howell Profit Sharing Retirement Plan will, for purposes of such employees, be amended to treat the Closing Date as the last day of a plan year for purposes of allocating employer contributions, and Buyer will pay such contributions, to the extent accrued on the Closing Balance Sheet consistent with the Reference Balance Sheet, to the trust under the Bell & Howell Profit Sharing Retirement Plan as soon as practicable after the Closing Date.

         k. Payment of MIB and Other Bonuses. Imaging has accrued certain amounts which relate to the payment of bonuses to employees of Imaging. For purposes of entitlement to bonus payments, the Closing Date will be treated as the date as of which such bonus amounts are finally determined and payable. Buyer will make such bonus payments, to the extent accrued on the Closing Balance Sheet consistent with the Reference Balance Sheet, to all eligible employees as soon as practicable after the Closing Date.

         l. Short-Term and Long-Term Disability. Any Affected Employee who is not actively employed on the Closing Date and who is then receiving short-term disability benefits from Seller will, on and after the Closing Date, continue to be covered by disability benefits under the applicable plan of Buyer or a Subsidiary thereof in accordance with
         Section 6.6(a). Any employee or former employee of Imaging or PCI who is receiving benefits under Seller's long-term disability plan as of the Closing Date, or who satisfied all requirements for long-term disability benefits as of the Closing Date, or who has been on short-term disability for more than six months, will continue to be covered by the long-term disability plan maintained by Seller.

         m. Retention Bonuses. Certain employees of Imaging are to receive retention bonuses if their employment continues through a specified date. Seller will retain the obligation to pay these retention bonuses.

         n. Severance Payments by Seller. With the exception of Affected Employees who become entitled to benefits under a severance plan of Buyer or a Subsidiary thereof, Seller will retain the obligation to pay benefits (including severance and medical benefits), under the Bell & Howell Company and Subsidiaries Separation Benefits Plan to all employees of Imaging or PCI.

         o. Tuition Reimbursement. Buyer will pay all tuition reimbursement expenses of Affected Employees with respect to courses in progress on the date hereof that have been approved under the Bell & Howell Company Tuition Reimbursement Plan as of the date hereof, up to an aggregate amount of $55,000.

         p.  ARD Employees.
             -------------

                  (i) Buyer and Seller confirm their understanding that the sale and purchase of the Business to the extent located in a member state of the EU or other jurisdictions with similar laws will constitute the transfer of an undertaking or business for the purposes of the Acquired Rights Directive and Implementing Laws. As a result, contracts of employment or employment relationships of the ARD Employees will, as of the Transfer Time, automatically transfer to Buyer in accordance with the Acquired Rights Directive and Implementing Laws. Seller and Buyer shall, and shall cause their respective Subsidiaries to, cooperate to send notification of the proposed transfer to the

                  ARD Employees prior to Closing and appropriate confirmation of the transfer of employment to the ARD Employees as soon as reasonably practicable after the Transfer Time. In connection with the ARD Employees, Seller and Buyer shall, and shall cause their respective Subsidiaries to, each comply with all applicable laws, including the Acquired Rights Directive and Implementing Laws.

                  (ii) From and after the date hereof, Seller will, and will cause its Subsidiaries to, use commercially reasonable efforts in a timely manner to notify and consult with the respective works councils or other employee representative bodies relating to the ARD Employees as and to the extent required by local law with respect to the transfers of ARD Employees contemplated by this Agreement. In the event that Seller or any of its Subsidiaries is required under law in any country or Commitment to provide information to its works councils or other employee representative bodies concerning Buyer or its Affiliates, or any measures that Buyer anticipates will be taken after the Transfer Time with respect to the Business, Buyer will immediately upon Seller's request provide all such information as is required for such purposes and will otherwise cooperate fully with Seller in connection with such consultations.

         q.  UK Pension Plan.
             ---------------

                  1.       INTERPRETATION

                           1.1      In this Section 6.6(q):

                           "1988 ACT" means the UK Income and Corporation Taxes Act 1988.

                           "1993 ACT" means the UK Pension Schemes Act 1993.

                           "1995 ACT" means the UK Pensions Act 1995.

                           "ACTUARY" means a Person who is a Fellow of the Institute of Actuaries in the UK or a Fellow of the Faculty of Actuaries in Scotland.

                           "ACTUARY'S LETTER" means the letter from the Seller's Actuary to the Buyer's Actuary, a copy of which is attached as Schedule 6.6(q).

                           "ASSUMPTIONS" means the actuarial assumptions and methods set out in the Actuary's Letter.

                           "AVC FUND" means a fund comprising those voluntary contributions, or any investments or moneys representing them and any income derived from them, in respect of which the entitlements of Members who have paid them are not related to earnings but are based on the parts of that fund which are respectively attributable to those Members.

                           "BUYER'S ACTUARY" means the Actuary or firm of Actuaries appointed by the Buyer or Buyer's UK Subsidiary for the purposes of this Section 6.6(q).

                           "BUYER'S UK PENSION PLAN" means the Kodak Pension Plan (or, if the context so requires, the trustees of that plan).

                           "BUYER'S UK SUBSIDIARY" means the Person that is the principal or primary employer under the Buyer's UK Pension Plan from time to time prior to the Payment Date.

                           "EMPLOYEES" means the employees, officers and directors of Seller or Seller's UK Subsidiary employed in the UK Business immediately prior to the Closing Date.

                           "JOINING MEMBERS" means those Members who have elected to join the Buyer's UK Pension Plan with effect from the Closing Date for future service pursuant to paragraph 2.1.

                           "MEMBERS" means those Employees at the Closing Date who are at that date members of the Seller's UK Pension Plan and are under Plan Age.

                           "PAST SERVICE RESERVE" means the actuarial values as at the Closing Date (calculated in accordance with the Assumptions) of the aggregate of the benefits (excluding any payable on death in service which are insured), whether immediate, prospective or contingent, payable under the Seller's UK Pension Plan (excluding any rights to guaranteed minimum pensions payable under the Seller's UK Pension Plan) to and in respect of each Transferring Member, his spouse and dependants, by reference to pensionable service before the Closing Date but allowing (on the basis of the Assumptions) for the projected increases in the rate of Pensionable Salary of each Transferring Member from the Closing Date to Plan Age (or earlier assumed date of exit in accordance with the Assumptions) and increases pursuant to a legal obligation in pensions in payment and deferred pensions.

                                    Any limitation arising from the UK Finance
                           Act 1989 on the amount of a Transferring Member's earnings shall apply for the purpose of determining his Pensionable Salary under (a) above.

                           "PAYMENT DATE" means the fifth working date after the date on which the Transfer Sum is determined and agreed under paragraph 3 (or decided under paragraph
                           7).

                           "PENSIONABLE SALARY" has the meaning given to the phrase in the trust deed and rules governing the Seller's UK Pension Plan immediately prior to the Closing Date.

                           "PLAN AGE" means, in relation to a Member, his Normal Retiring Date as defined in the trust deed and rules governing the Seller's UK Pension Plan immediately prior to the Closing Date.

                           "REVENUE" means the Board of Inland Revenue in the UK.

                           "SELLER'S ACTUARY" means the Actuary or firm of Actuaries appointed by the Seller or Seller's UK Subsidiary for the purposes of this Section 6.6(q).

                           "SELLER'S UK PENSION PLAN" means the Bell & Howell Limited 1971 Pension and Death Benefits Plan established by an Interim Trust Deed dated 17th November 1971 and currently governed by a Definitive Trust Deed dated 17th February 1977, as amended by a supplemental Definitive Deed dated 10th May 1995 or, if the context requires, the trustees of that Plan.

                           "SELLER'S UK SUBSIDIARY" means Bell & Howell Limited.

                           "TIMING ADJUSTMENT" shall have the meaning given to that phrase in the Actuary's Letter.

                           "TRANSFER SUM" means a sum determined by the Seller's Actuary and agreed by the Buyer's Actuary under paragraph 3.3 (or decided under paragraph 7) as being equal to the Past Service Reserve with Timing Adjustment for the period from and including the Closing Date to and excluding the Payment Date.

                           "TRANSFERRING MEMBERS" means those Joining Members who pursuant to paragraph 3.3 elect or consent in such form as the Seller may reasonably require, such form to include a discharge and indemnity in favor of the Seller and the Seller's UK Pension Plan for any liability to or in respect of the Transferring Members to provide any further benefits in respect of their accrued rights (other than accrued rights to guaranteed minimum pensions which are to be retained by the Seller's UK Pension Plan) under the Seller's UK Pension Plan to a payment (in cash or in assets) being made by the Seller's UK Pension Plan to the Buyer's UK Pension Plan in lieu of their accrued rights under the Seller's UK Pension Plan who do not withdraw that election or consent..

                           1.2 References in this Section 6.6(q) to employees include directors.

                           1.3 Words and expressions used in Chapter 1 of Part XIV of the 1988 Act or in the 1993 Act shall have the same meanings in this Section 6.6(q).

                           1.4 References in this Section 6.6(q) to any statute or statutory provisions shall include any statute or statutory provision which amends, extends, consolidates or replaces it.

                           1.5 References in this Section 6.6(q) to paragraphs are references to provisions of this Section 6.6(q).

                  2.       BUYER'S UK PENSION PLAN

                           2.1 The Buyer shall procure that immediately after the Closing Date it will offer all Members membership of the Buyer's UK Pension Plan with effect from the Closing Date on terms which have been disclosed to the Seller prior to the date of this Agreement.

                           2.2 The Buyer warrants that the Buyer's UK Pension Plan is an "exempt approved scheme" (as defined in the 1988 Act) and will use its reasonable endeavors to procure that it remains an exempt approved scheme as at the Payment Date.

                  3.       CALCULATION OF TRANSFER SUM AND NOTIFICATION TO
                  MEMBERS

                           3.1 The Seller's Actuary will calculate the potential Transfer Sum in respect of all Joining Members within six weeks of being provided by the Buyer with:

                                    (a) a list of all the Joining Members; and

                                    (b) full information and data in relation to the Joining Members as may be reasonably requested by the Seller's Actuary.

                           The Buyer's Actuary will then verify and agree the potential Transfer Sum in respect of all Joining Members (and in default of agreement, paragraph 7 will apply).

                           3.2 Within one month of the verification and agreement under paragraph 3.1 above, the Buyer's Actuary will then calculate the benefits to be granted to Joining Members in the Buyer's UK Pension Plan should they become Transferring Members under this paragraph 3. The benefits will be calculated as at the Closing Date on the basis of the assumptions applicable on that date for the calculation of the Minimum Funding Requirement in the Buyer's UK Pension Plan pursuant to Sections 56 and 57 of the 1995 Act and regulations made thereunder. The Buyer's Actuary will disclose to and agree with the Seller's Actuary the benefits to be offered to Joining Members, and which will be granted to those Joining Members who become Transferring Members, under this paragraph.

                           3.3 Immediately following the agreement in paragraph
                           3.2 above, Joining Members will be notified by the Buyer of the benefits calculated under this paragraph 3 that will be provided to them under the Buyer's UK Pension Plan in lieu of their benefits under the Seller's UK Pension Plan subject to their becoming Transferring Members, and will be offered the opportunity of electing that the Seller's UK Pension Plan transfers to the Buyer's UK Pension Plan their individual share of the Transfer Sum, representing the value of those rights pursuant to the provisions of this Section 6.6(q).

                           3.4 Immediately following the elections of all Joining Members made pursuant to paragraph 3.2 above, the Buyer's Actuary will provide the Seller's Actuary with a list of all the Transferring Members together with such additional information and data as the Seller's Actuary may reasonably require. The Seller's Actuary will then promptly calculate and agree the Transfer Sum with the Buyer's Actuary and notify the Seller's UK Pension Plan and the Seller's UK subsidiary of the Transfer Sum immediately following such agreement.

                           3.5 The Seller and the Buyer shall each use their respective reasonable endeavors to procure that:

                                    (a) all information in the possession or control of the Seller's UK Subsidiary or the Buyer's UK Subsidiary which the Seller's Actuary or the Buyer's Actuary may reasonably request for the purpose of calculating the Transfer Sum shall be made available promptly to that Actuary; and

                                    (b) all information made available under (a) above shall be true, complete and accurate in all material respects.

                           3.6 The Seller and the Buyer shall respectively procure that the Seller's UK Subsidiary and the Buyer's UK Subsidiary will each use their respective reasonable endeavors to expedite the determination and agreement of the Transfer Sum by the Seller's Actuary and the Buyer's Actuary respectively.

                  4.       PAYMENT OF TRANSFER SUM

                           4.1 The Seller's obligations under this paragraph 4 are conditional upon the Buyer's obligations under paragraph 2 being performed before the Payment Date and agreement of the Seller's Actuary and the Buyer's Actuary on the benefits to be offered to Members under the Buyer's UK Pension Plan pursuant to paragraphs 3.1 through 3.3 above.

                           4.2 Subject to paragraph 4.1, the Seller shall procure that the Seller's UK Subsidiary will request the trustees of the Seller's UK Pension Plan (to the extent that it can lawfully do so) to pay the Transfer Sum on the Payment Date to the Buyer's UK Pension Plan as set out in paragraph 4.3.

                           4.3      The Transfer Sum may be paid:

                                    (a) in cash;

                                    (b) in assets whose mid-market value on the day before the Payment Date is equal (as certified by the Seller's Actuary and agreed by the Buyer's Actuary to the Transfer Sum; and

                                    (c) by a combination of (a) and (b) above.

                           4.4 If on the Payment Date less than the Transfer Sum has been transferred from the Seller's UK Pension Plan to the Buyer's UK Pension Plan, the Seller shall within ten working days of a demand by the Buyer pay in cash by way of repayment of an equivalent amount of the Purchase Price to the Buyer the amount which is equal to the Transfer Sum less the amount which on the Payment Date has been transferred from the Seller's UK Pension Plan to the Buyer's UK Pension Plan with Timing Adjustment in respect of the period from and including the Payment Date to and excluding the date of final payment under this paragraph.

                           4.5 If on the Payment Date more than the Transfer Sum has been transferred from the Seller's UK Pension Plan to the Buyer's UK Pension Plan, the Buyer shall within ten working days of a demand from the Seller pay in cash to the Seller by way of an addition to the Purchase Price the amount which is equal to the amount which on the Payment Date has been transferred from the Seller's UK Pension Plan to the Buyer's UK Pension Plan less the Transfer Sum, with Timing Adjustment in respect of the period from and including the Payment Date to and excluding the date of final repayment under this paragraph.

                  5.       AVC FUND

                           5.1 Any AVC Fund within the Seller's UK Pension Plan and:

                                    (a) the benefits payable from it;

                                    (b) the contributions payable to it; and

                                    (c) any transfer payment made from it;

                           shall be disregarded for all preceding provisions of this Section 6.6(q).

                           5.2 Regardless of paragraph 5.1, the Seller will procure that the Seller's UK Subsidiary will make a request the trustees of the Seller's UK Pension Plan that the part of any AVC Fund attributable to the Transferring Members in accordance with the provisions of the Seller's UK Pension Plan is transferred to the Buyer's UK Pension Plan on the Payment Date.

                  6. TRANSFER SUM TO PURCHASE BENEFITS FOR TRANSFERRING MEMBERS

                  Subject to payment of the Transfer Sum, the Buyer shall and will procure that the Buyer's UK Subsidiary shall procure that the Transfer Sum will be used in its entirety to provide relevant benefits for the Transferring Members in the Buyer's UK Pension Plan equivalent in value of the Transfer Sum on the basis that:

                           (a) the benefits provided to Transferring Members shall be calculated and agreed in accordance with paragraph 3 (or in default of agreement, pursuant to paragraph 7); and

                           (b) the value of the accrued rights and entitlements offered to each Transferring Member will not be reduced in any way under the Buyer's UK Pension Plan.

                  7.       DISPUTES

                           7.1 Any dispute between the Seller's Actuary and the Buyer's Actuary concerning the determination or agreement of:

                                    (a) the Transfer Sum; or

                                    (b) any other matters to be determined or agreed by them for the purposes of this
                                    Section 6.6(q);

                           shall, in the absence of agreement between them, be referred to an independent Actuary to be nominated jointly by the Seller's UK Subsidiary and the Buyer's UK Subsidiary or, failing such nomination, to be nominated by the President for the time being of the Institute of Actuaries in the UK at the instance of the party first applying to him.

                           7.2 In relation to an Actuary appointed under paragraph 7.1:

                                    (a) he shall act as an expert and not an arbitrator;

                                    (b) his decision shall be final and binding;
                                    and

                                    (c) his costs shall be borne as he shall direct.

         r.  Other UK Employee Benefit Matters.
             ---------------------------------

                  (i) Seller agrees to pay all premiums (and any other costs) to cover the provision of medical care to all UK ARD Employees under any private medical insurance arrangements in place up to and including the Closing Date.

                  (ii) Seller agrees to make payment of any employee retention incentives promised to any UK ARD Employee by the Seller (or any of the Seller's Affiliates) prior to Closing (even if payable after Closing) and to ensure that any commitment to any UK ARD Employee that options will vest within a period from Closing are fulfilled.

                  (iii) Without limiting the generality of any other provision of this Agreement, the following liabilities associated with the UK ARD Employees are Excluded Liabilities:

                           (a) all liabilities arising out of Claims made by any employee, former employee, or dependent or representative thereof, in connection with the transfer of the employment of the UK ARD Employees, or as a result of the subsequent expiry of notice given to any UK ARD Employee by the Seller or its Affiliates, or arising from the termination of any Person's employment before Closing, or arising from any act or omission of the Seller or any of its Affiliates prior to Closing (whether such Claim shall be for wrongful or unfair dismissal, statutory gross redundancy payment, contractual or other redundancy payment, compensation for failure to consult or inform, pay in lieu of notice, dismissal at common law or otherwise);

                           (b) in the event that the employment of any of S. Adams, G. Winsbarrow, A. Gardner, T. Crean, R. Root,
                           B. Carbine, C. Hibbert, V. Veinschagen, M. Foster and
                           J. Chapman is terminated within six months of Closing, all liability for statutory redundancy pay, company redundancy pay, pay in lieu of notice or any other severance package offered to such employees prior to Closing by the Seller or any of its Affiliates;

                           (c) except for the Buyer's continuing obligations in relation to the ARD Employees pursuant to the terms and conditions of employment by Buyer, all liabilities which the Buyer or its Affiliates acquires by virtue of the operation of the Transfer of Undertakings (Protection of Employment) Regulations 1981, as amended; and

                           (d) all liabilities for any income tax and/or national insurance contributions which may arise by virtue of the exercise by the Persons referenced in
                           Section 6.6(r)(ii) of any option or other right to acquire shares of the Seller or any of its Affiliates and for which the Buyer or its Affiliates may be liable to account under the UK "pay as you earn" system, including any interest or penalties which may arise by virtue of any failure to deduct and account for any such income tax and/or national insurance contributions.

         s. France Pension Plan and Benefits. Seller and Buyer acknowledge that to the extent that such pensions and employee benefits are:

                  (i) required by applicable French law,

                  (ii) required by applicable collective bargaining agreement, or

                  (iii) required by applicable contract transferred to Buyer hereunder (but only to the extent of the minimum period required by such contract),

         Buyer will be obligated under French law to replicate and maintain the same level of pensions and employee benefits, including the same level of contributions, as those previously paid by Seller in respect of ARD Employees employed in France, subject only to change by applicable French statute and laws. Seller acknowledges that it will be liable for all such contributions accrued and unpaid in respect of the period prior to the France Closing Date, and Buyer acknowledges that it will be liable for all such contributions due in respect of the period after the France Closing Date.

         t. Offers of Employment. Buyer will offer employment to each U.S. employee of PCI who is on the date hereof dedicated to digital conversion utilities and support for Ivory. Each such offer shall comply with the terms of Section 6.6(a) hereof and shall provide the employee at least five days in which to accept or reject Buyer's offer of employment.

         u.  Irish Pension Matters.
             ---------------------

                  1.       INTERPRETATION

                           1.1      In this Section 6.6(u):

                           "1988 ACT" means the UK Income and Corporation Taxes Act 1988.

                           "1997 ACT" means the Irish Taxes Consolidation Act 1997.

                           "ACTUARY" means a Person who is a Fellow of the Institute of Actuaries in the UK or Ireland or a Fellow of the Faculty of Actuaries in Scotland.

                           "AVC FUND" means a fund comprising those voluntary contributions, or any investments or moneys representing them and any income derived from them, in respect of which the entitlements of Irish Members who have paid them are not related to earnings but are based on the parts of that fund which are respectively attributable to those Irish Members.

                           "BUYER'S ACTUARY" means the Actuary or firm of Actuaries appointed by the Buyer or Buyer's Irish Pension Subsidiary for the purposes of this Section 6.6(u).

                           "BUYER'S IRISH PENSION PLAN" means the Irish section of the Buyer's UK Pension Plan (as defined in paragraph 1.1 of Section 6.6(q)) or the equivalent Irish pension arrangement operated by the Buyer for Irish employees which provides broadly similar benefits to the Buyer's UK Pension Plan (or, if the context so requires, the trustees of that plan).

                           "BUYER'S IRISH PENSION SUBSIDIARY" means the Person that is the principal or primary employer under the Buyer's Irish Pension Plan from time to time prior to the Payment Date.

                           "IRISH EMPLOYEES" means the employees, officers and directors of Seller or Seller's Subsidiaries and Affiliates employed in the UK Business other than

                           Employees to whom Section 6.6(q) applies immediately prior to the Closing Date.

                           "IRISH MEMBERS" means those Irish Employees at the Closing Date who are at that date members of the Seller's Irish Pension Plan and are under Plan Age.

                           "PLAN AGE" means, in relation to an Irish Member, his Normal Retiring Date as defined in the trust deed and rules governing the Seller's Irish Pension Plan immediately prior to the Closing Date.

                           "REVENUE" means the Board of Inland Revenue in Ireland.

                           "REVENUE COMMISSIONERS" means the Irish Revenue Commissioners.

                           "SELLER'S IRISH PENSION PLAN" means the Bell & Howell Limited Irish Pension and Life Assurance Scheme established with effect from 6 April 1994 and secured by a policy with Irish Life Assurance Company Limited under Group Policy Number 609049 (or, if the context so requires, the trustees of that plan).

                           "TRANSFERRING IRISH MEMBERS" means those Irish Members who join the Buyer's Irish Pension Plan with effect from the Closing Date under paragraph 2.1 and who elect or consent in such form as the Seller may reasonably require (such form to include a discharge and indemnity in favor of the Seller and the Seller's Irish Pension Plan for any liability to or in respect of the Transferring Irish Members to provide any further benefits in respect of their accrued rights) to a payment (in cash or in assets) being made by the Seller's Irish Pension Plan to the Buyer's Irish Pension Plan in lieu of their accrued rights under the Seller's Irish Pension Plan who do not withdraw that election or consent.

                           "TRANSFER SUM" means the amount standing to the credit of a Transferring Irish Member under the Seller's Irish Pension Scheme which arises from contributions made by or in respect of the Irish Member (including any transfer payments received or augmentations made) being the investments and moneys representing those sums and any income derived therefrom and for the purposes of determining the Transfer Sum the Seller shall procure that the benefits attributable to employer contributions shall be treated as having vested immediately notwithstanding any qualifying service requirement which would otherwise apply under the provisions of the Seller's Irish Pension Plan.

                           1.2 References in this Section 6.6(u) to employees include directors.

                           1.3 Words and expressions used in Part 30, Chapter 1 of the 1997 Act, or in Chapter 1 of Part XIV of the 1988 Act as the context requires, shall have the same meanings in this Section 6.6(u).

                           1.4 References in this Section 6.6(u) to any statute or statutory provisions shall include any statute or statutory provision which amends, extends, consolidates or replaces it.

                           1.5 Unless the context requires otherwise, references in this Section 6.6(u) to paragraphs are references to the provisions of this Section 6.6(u).

                  2.       BUYER'S IRISH PENSION PLAN

                           2.1 The Buyer shall procure that immediately after the Closing Date it will offer all Irish Members membership of the Buyer's Irish Pension Plan with effect from the Closing Date on terms which, after allowing for differences which arise from differing statutory requirements between the Irish and UK jurisdictions, are in all material respects the same as those disclosed to the Seller in accordance with paragraph 2.1 of Section 6.6(q) prior to the date of this Agreement.

                           2.2 The Buyer warrants that the Buyer's Irish Pension Plan is either an "exempt approved scheme" (as defined in the 1988 Act) which has "reciprocal approval" for the purposes of the Revenue and the Revenue Commissioners or is an "exempt approved scheme" (as defined in the 1997 Act), and will use its reasonable endeavors to procure that it remains such a scheme as at the Payment Date (as defined in Section 6.6(q)).

                  3.       BENEFITS FOR TRANSFERRING MEMBERS

                  Subject to receipt of the Transfer Sum from the Seller's Irish Pension Scheme, the Buyer shall and shall procure that the Buyer's Irish Pension Subsidiary shall procure that the Transfer Sum will be used in its entirety to provide relevant benefits for the Transferring Members in the Buyer's Irish Pension Plan equivalent in value to the Transfer Sum calculated by the Actuary to the Buyer's Scheme using the actuarial assumptions currently in force in the Buyer's Irish Pension Scheme at the date of receipt of the Transfer Sum.

                  4.       AVC FUND

                           4.1 Any AVC Fund within the Seller's Irish Pension Plan and:

                                    (a) the benefits payable from it;

                                    (b) the contributions payable to it; and

                                    (c) any transfer payment made from it;

                           shall be disregarded for all preceding provisions of this Section 6.6(u).

                           4.2 Regardless of paragraph 4.1, the Seller will use its reasonable endeavors to procure that the part of any AVC Fund attributable to the Transferring Irish

                           Members in accordance with the provisions of the Seller's Irish Pension Plan is transferred to the Buyer's Irish Pension Plan on the Payment Date.

6.7  Competition Filings.
------------------------

As promptly as possible (but in any event not later than (a) 10 Business Days after the execution hereof in the case of the U.S., or (b) 15 Business Days after the execution hereof in the case of the UK, or (c) 30 Business Days after the execution hereof in the case of all other countries) Buyer and Seller shall each file or cause to be filed by their respective Affiliates, notification of the Transaction proposed hereunder as required by all applicable competition laws. In connection therewith, Buyer and Seller shall, and shall cause their respective Affiliates to, furnish promptly to each appropriate Government Authority any additional information requested by such Government Authority in connection with such filings and shall diligently take, or cooperate in the taking of, all steps that are necessary or desirable and proper to expedite the termination of any waiting period under such competition law. Notwithstanding the foregoing, nothing contained in this Agreement will obligate any party to agree to any disposition of assets, separate management Commitment or any other restriction or limitation on its current or future business or activity.

6.8  Transition Services.
------------------------

After Closing, Seller shall cause the following transition services to be provided to Imaging, Buyer or Buyer's Affiliates, in accordance with the terms of the applicable agreement:

         a. Pursuant to and in accordance with the terms of the Transition Services Agreement, Seller shall provide Buyer with the services described in the Transition Services Agreement.

         b. Pursuant to and in accordance with the terms of the Transition Services Agreement, Seller shall license to Buyer occupancy and use of
         (i) the facilities located in the UK that are currently used in the operation of the Business, (ii) the facilities located at 6800 McCormick, Chicago, Illinois that are currently used in the operation of the Business, and (iii) certain of the facilities located in Monroe, North Carolina that are currently used in the operation of the business of PCI.

         c. Pursuant to and in accordance with the terms of the Transition Services Agreement, Buyer will provide to Seller maintenance services on a transition service basis for equipment maintained by MMT in locations in France where service coverage is provided prior to Closing by an Imaging Group field representative, and from time to time Buyer may request from Seller maintenance services on a transition service basis for equipment maintained by the Imaging Group in locations in France where service coverage is provided prior to Closing by an MMT field representative.

         d. Pursuant to and in accordance with the terms of the Scanner Supply Agreement, MMT shall manufacture certain equipment for Buyer.

6.9  Noncompetition.
-------------------

         a. In order to protect the value of the Business, each of Seller and MMT agrees, for itself and for each of its Subsidiaries, for a period of five (5) years from the Closing Date in the U.S. and Canada, and three (3) years from the Closing Date elsewhere in the world, not to engage, directly or indirectly, whether as owner, principal, stockholder, employee, consultant or in any other capacity, anywhere in the world in any of the following activities:

                  (i) the development or manufacturing or sale or distribution of document imaging scanners or document imaging scanning supplies or spare parts used in the maintenance of document imaging scanners;

                  (ii) the development or sale or distribution of Ivory, ISWIN or Software embedded in or sold as part of a scanner described in the foregoing clause (i);

                  (iii) the development or sale of products or services for digital-to-digital conversion of stored document images;

                  (iv) the sale or distribution of micrographics cameras, readers, reader-printers, or duplicators, 16mm film scanners or microfilm processors or spare parts used in the maintenance of any of the foregoing;

                  (v) the sale or distribution of microfilm, microfilm jackets or micrographic supply items; or

                  (vi) the provision of maintenance or support services, or the sale of spare parts in connection therewith, for other manufacturers' micrographic products, document imaging systems or components thereof, optical storage systems or components thereof, or desktop branch item processing systems similar to Ivory (or successors to Ivory);

         except for:

                  (x) maintenance and support services for equipment and Software owned or leased for its own use by Seller and its Subsidiaries;

                  (y) products and services identified in this Section 6.9(a):

                           (a) to the extent that such products and services are offered on the date hereof by Seller and its Subsidiaries for use in the applications of electronic publishing, micropublishing and the microfilm subscription business, including such business as carried on by Bell & Howell Information and Learning Company, Bell & Howell Publishing Services Company, Bell & Howell Ltd.'s Micromedia business unit or MMT; or

                           (b) that are optical storage systems or components thereof that are directly related to an MMT-supplied or similar mail processing system; and

                  (z) services and/or products provided to Buyer or its Affiliates pursuant to this Agreement of any Ancillary Agreement.

         b. Each of Seller and MMT acknowledges and agrees that the current market for the Business and its products extends throughout the entire world and that it is therefore reasonable to prohibit Seller, MMT and their Subsidiaries from so competing with Buyer and its Affiliates anywhere in the world.

         c. If any court of competent jurisdiction determines that the restrictive covenant contained in this Section 6.9, or any part thereof, is invalid or unenforceable for any reason, the remainder of the restrictive covenant will not thereby be affected and will be given full force and effect, without regard to the invalid portion or portions. If any such court determines that the restrictive covenant contained in this Section 6.9, or any part thereof, is unenforceable because of the duration or scope of such covenant, such court will have the power to reduce such duration or scope and, in its reduced form, such covenant will then be enforceable and will be given full force and effect.

         d. Each of Seller and MMT acknowledges and agrees that the provisions of this Section 6.9, as they apply to it and its Subsidiaries, are reasonable and supported by adequate consideration, that Buyer would not have entered into this Agreement without having received the benefit of the provisions of this Section 6.9, and that any breach of the provisions of this Section 6.9 would result in substantial and irreparable harm to Buyer, Imaging and their Affiliates and, therefore, that Buyer and Imaging will be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash or otherwise, in addition to all of their other legal and equitable remedies, including other remedies provided by this Agreement.

         e. The provisions of this Section 6.9 shall also be binding upon each successor, whether by merger, consolidation, reorganization, sale and purchase or otherwise, to any material portion of the business of each of Seller and MMT.

         f. Application of the provisions of this Section 6.9 shall be subject to the provisions of Section 2.7(f).

6.10  Nonsolicitation of Employees.
----------------------------------

Seller shall not, without Buyer's prior written consent, and for the period commencing on the Closing Date and ending on the second anniversary of the Closing Date, employ, or solicit or seek to employ, any Person who is an employee of Buyer; provided, however, this provision shall not apply to:

         a. any employee who voluntarily, and independently of Seller, terminates his or her employment with Buyer and six months have lapsed since such employee terminated his or her employment with Buyer; and

         b. any employee of Buyer who is terminated by Buyer.

6.11  Exclusivity.
-----------------

Unless this Agreement is terminated as provided by Section 8.1, Seller will not, directly or indirectly, solicit, initiate, negotiate or assist any proposal or offer from any Person to acquire all or any substantial part of the Stock, the Foreign Assets, the PCI Assets or the Business.

6.12  Pre-Closing Inventory Count.
---------------------------------

At Buyer's option, after the date hereof but prior to the Closing Date, Seller, at its expense, will conduct and complete a physical inventory count of the inventory of the Business located in Lincolnwood, Stockton, Aylesbury and Espace Clichy (the "Pre-Closing Inventory Count"). Buyer will have the right to observe, at its own expense, each aspect of the Pre-Closing Inventory Count; provided that, in so doing, Buyer will use reasonable efforts to minimize any interference with the ongoing operations of the Business.

6.13  [Intentionally omitted.]
----

6.14  License of Certain Intellectual Property.
----------------------------------------------

Subject to licenses previously granted by the Imaging Group, Seller, or Seller's Affiliates, to the extent not otherwise covered hereunder, and to the extent the Imaging Group, Seller, or Seller's Affiliates have the necessary rights, as of the Closing, the Imaging Group, Seller, or Seller's Affiliates grant to Buyer a fully-paid worldwide, non-exclusive license and/or sublicense, without the right to sublicense third parties, except to Persons licensed as users or distributors of products of the Business, under any issued U.S. and foreign patents not included in the Owned Intellectual Property that were filed on or before the Closing, and other Intellectual Property rights, owned or sublicensable by the Imaging Group, Seller, or Seller's Affiliates, to make, have made, copy, use, make derivative works, sell, import, export and/or distribute current and future derivative products of the Business to the extent such patents contain claims that cover, and to the extent such other Intellectual Property covers, the current products and future derivative products of the Business.

                                   ARTICLE VII
                                   -----------

                  CONDITIONS TO CONSUMMATION OF THE TRANSACTION

7.1  Conditions to Each Party's Obligations.
-------------------------------------------

The respective obligations of each party to consummate the Purchase and Sale Transaction is subject to the satisfaction of the following conditions:

         a. No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court or Government Authority which prohibits or restricts the consummation of the Purchase and Sale Transaction;

         b. All waiting periods or approvals applicable to the Closing of the Purchase and Sale Transaction under the any law contemplated by Section
         6.7 hereof, and all notification or consultation periods contemplated by Section 6.6(p) hereof, shall have terminated or expired or been obtained, as the case may be;

         c. All Requisite Consents shall have been obtained except where the failure to obtain such Consents would not in the aggregate constitute a Material Adverse Effect; and

         d. No event shall have occurred which shall have resulted in a Material Adverse Effect.

7.2  Further Conditions to Seller's Obligations.
-----------------------------------------------

The obligations of Seller to consummate the Purchase and Sale Transaction are further subject to satisfaction or waiver of the following conditions:

         a. The representations and warranties of Buyer contained herein shall be true and correct in all material respects as of the date when made, and Seller will have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of the Buyer; and

         b. Buyer shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Seller will have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of the Buyer.

7.3  Further Conditions to Buyer's Obligations.
----------------------------------------------

The obligations of Buyer to consummate the Purchase and Sale Transaction are further subject to the satisfaction or waiver of the following conditions:

         a. The representations and warranties of Seller contained herein shall be true and correct in all material respects as of the date when made, and Buyer will have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of the Seller; and

         b. Seller shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Buyer will have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of the Seller.

                                  ARTICLE VIII
                                  ------------

                           TERMINATION AND ABANDONMENT

8.1  Termination.
----------------

This Agreement may be terminated at any time prior to the Closing Date:

         a. by mutual written consent of Seller and Buyer;

         b. by Seller or Buyer at any time after February 15, 2001 if the Closing shall not have occurred by such date; or

         c. by Seller or by Buyer, if any Government Authority of competent jurisdiction shall have issued an order, decree or ruling or taken other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

8.2  Procedure and Effect of Termination.
----------------------------------------

In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the parties, this Agreement shall forthwith become null and void and of no further effect, without any liability on the part of any party or its directors, officers, employees, agents or stockholders, other than the provisions of Section 6.2 concerning confidentiality and the provisions of the Confidentiality Agreement. Nothing in this Section 8.2 shall relieve any party from any liability for any willful breach of this Agreement.

                                   ARTICLE IX
                                   ----------

                          SURVIVAL AND INDEMNIFICATION

9.1  Survival Periods and Indemnification.
-----------------------------------------

         a. All representations and warranties of the parties contained in this Agreement shall survive the Closing until 24 months after the Closing Date; provided, however, that the representations and warranties contained in Sections 4.1(a), 4.1(b), 4.1(c), 4.7(a), 4.8(e), 4.12,
         4.13, and 4.14, and in the Income Tax Disaffiliation Agreement, shall survive for the period of the applicable statute of limitations.

         b. The covenants and agreements of the parties hereto shall survive the Closing in accordance with their terms.

         c. From and after the Closing, Seller hereby agrees to indemnify and hold harmless Buyer, Imaging and Buyer's Affiliates, in accordance with the terms of this Article IX, against any Damages incurred by Buyer, Imaging or Buyer's Affiliates as a result of:

                  (i) any breach of any representation or warranty of Seller made herein;

                  (ii) any breach of any covenant or agreement of Seller made herein; or

                  (iii) any Indemnified Liability.

         d. From and after the Closing, Buyer hereby agrees to indemnify and hold harmless Seller and Seller's Affiliates, in accordance with the terms of this Article IX, against any Damages incurred by Seller or Seller's Affiliates as a result of:

                  (i) any breach of any representation or warranty of Buyer made herein;

                  (ii) any breach of any covenant or agreement of Buyer made herein;

                  (iii) any obligation or liability of Imaging arising after the Closing Date (or, as applicable, the date Closing is effected with respect to a Deferred Country), except for:

                           (a) any obligation or liability contemplated by
                           Section 9.1(c)(iii), and

                           (b) any obligation or liability with respect to which, and to the extent that, there was a failure or breach of any representation or warranty, or a breach or nonfulfillment of any covenant or agreement, of Seller contained herein; and

                  (iv) any Claim brought by any UK ARD Employee to the extent of the Buyer's failure to comply with its information and consultation obligations described in Regulation 10 of the Transfer of Undertakings (Protection of Employment) Regulations 1981, as amended, and/or to the extent of the Buyer's acts or omissions prior to the Closing Date.

         e. No party providing indemnification pursuant to this Article IX (an "Indemnifying Party") shall be obligated to provide such indemnification with respect to representations and warranties to the other party (the "Indemnified Party") unless the Indemnifying Party shall have received written notice specifying any breach in reasonable detail within the applicable survival period set forth in Subsections 9.1(a) and 9.1(b) with respect to the matter for which indemnification is sought.

9.2  Indemnification.
--------------------

Subject to the other provisions of this Article IX, from and after the Closing, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all Damages, whether incurred directly by the Indemnified Party or owed by the Indemnified Party to a third party, to the extent they are the result of any of the matters set forth in Section 9.1.

9.3  Indemnification Amounts.
----------------------------

Notwithstanding any provision to the contrary contained in this Agreement, and except with respect to Seller's obligations set forth in Section 9.1(c)(iii), the Indemnifying Party shall not be obligated to indemnify the Indemnified Party for any Damages with respect to a breach of any representation or warranty unless and until the amount of all such Damages shall equal in the aggregate $1,500,000, and then the Indemnified Party will be entitled to indemnification for all such Damages in an aggregate amount in excess of $750,000; provided, however, that in no event will Seller's aggregate liability for Damages referred to in Sections 9.1(c)(i) or 9.1(c)(ii), or Buyer's aggregate liability for all Damages, exceed $75,000,000.

9.4  Claims.
-----------

         a. If an Indemnified Party intends to seek indemnification pursuant to this Article IX, such Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim describing such claim in reasonable detail; provided, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless it is actually prejudiced thereby, subject, however, to the time periods specified in Section 9.1 hereof. In the event that such claim involves a claim by a third party against the Indemnified Party, the Indemnifying Party shall have 30 days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and if it so decides, the Indemnified Party shall cooperate with it in connection therewith; provided, that the Indemnified Party may participate in such settlement or defense through counsel chosen by it; and provided further, that the fees and expenses of such counsel shall be borne by the Indemnified Party.

         b. The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any action in any manner, other than a settlement consisting solely of monetary damages.

         c. If the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to conduct and control, through counsel of its own choosing and at the Indemnifying Party's expense, the contest, settlement or compromise of the claim, but the Indemnified Party shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

         d. As long as the Indemnifying Party is contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that (i) as long as the Indemnifying Party is contesting such claim in good faith, any such settlement shall include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnifying Party of a duly executed written release of the Indemnifying Party from all liability and obligation in respect of such action, (ii) in such event Indemnified Party shall waive any right to indemnity therefor by the Indemnifying Party; and (iii) the Indemnified Party shall provide the Indemnifying Party reasonable advance notice of any proposed settlement or payment and shall not pay or settle any claim if the Indemnifying Party shall reasonably object.

         e. The Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pretrial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to Article IX, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

         f. As to any Tax not based upon or measured with reference to income, for Tax periods that include (but do not end on) the Closing Date (or, as applicable, the date Closing is effected with respect to a Deferred Country), the amount of Seller's indemnification obligation hereunder for that Tax period shall equal the full amount of such Tax for the entire Tax period multiplied by a fraction, the numerator of which is the number of days from January 1, 2000 and ending on the Closing Date (or, as applicable, the date Closing is effected with respect to a Deferred Country), and the denominator of which is 366; provided, however, that the parties' indemnification obligations hereunder shall be adjusted appropriately to reflect the actual proportionate period of property ownership during the applicable Tax period for any such non-income Taxes imposed with respect to the ownership of specific items of property held by an Affiliate of Seller during any Tax period which includes the Closing Date (or, as applicable, the date Closing is effected with respect to a Deferred Country).

         g. Notwithstanding any other provision of this Section 9.4 to the contrary, in the case of any tax audit, the Indemnifying Party shall have the right to conduct and control, through counsel of its own choosing and at its own expense, the contest, settlement or compromise of the claim, but the Indemnifying Party shall not settle any such claim without prior consultation with the Indemnified Party.

9.5  Exclusive Remedy.
---------------------

         a. The indemnification provisions of this Article IX shall be the sole and exclusive remedy following the Closing for any breaches or alleged breaches of any representation, warranty or other provision of this Agreement or the transactions contemplated hereby; provided, however, that equitable relief, including the remedies of specific performance and injunction, will be available with respect to any actual or attempted breach of this Agreement occurring before Closing or with respect to the breach of any covenant or agreement to be performed after Closing insofar as and to the extent that such relief would be available under any law. Notwithstanding the foregoing, the remedies and means of recourse between the parties with respect to the subject matter of each Ancillary Agreement is provided by such Ancillary Agreement and not by this Agreement. Buyer shall have no right to set-off against any payments to be made by Buyer pursuant to this Agreement or otherwise.

         b. Each of the parties hereto, on behalf of itself and its officers, directors, employees, shareholders, partners, affiliates, agents or representatives (collectively, such party's "Representatives") agrees not to bring any actions or Proceedings, at law, equity or otherwise, against any other party or its Representatives, in respect of any breaches or alleged breaches of any representation, warranty or other provision of this Agreement, in a manner inconsistent with the provisions of Section 9.5(a).

         c. The parties hereby agree that no party has made any representations and warranties, express or implied, with respect to this Agreement or the matters contemplated hereby, except as explicitly set forth in this Agreement.

9.6  Miscellaneous.
------------------

The Indemnifying Party shall have no liability to the extent arising from actions taken or not taken by the Indemnified Party or its Affiliates after the Closing Date (or, as applicable, the date Closing is effected with respect to a Deferred Country). To the extent that the Indemnifying Party discharges any claim for indemnification hereunder, the Indemnified Party shall be subrogated to all rights of the Indemnifying Party against third parties.

                                    ARTICLE X
                                    ---------

                            MISCELLANEOUS PROVISIONS

10.1  Amendment and Modification.
--------------------------------

This Agreement may be amended or modified at any time by the parties hereto pursuant to an instrument in writing signed by both parties.

10.2  Extension; Waiver.
-----------------------

         a. At any time, the party entitled to the benefit of any respective term or provision hereof may:

                  (i) extend the time for the performance of any of the obligations or other acts of the other party hereto;

                  (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or

                  (iii) waive compliance with any obligation, covenant, agreement or condition contained herein.

         b. Any agreement on the part of either party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party entitled to the benefits of such extended or waived term or provision.

10.3  No Waivers.
----------------

Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy. No waiver by either party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be valid unless in writing and signed by the party against whom such waiver is sought to be enforced.

10.4  Entire Agreement; Assignment.
----------------------------------

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior Commitments and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof (other than the Confidentiality Agreement), and shall not be assigned, by operation of law or otherwise by either party hereto, without the prior written consent of the other party, and any attempted assignment in contravention hereof shall be null and void. Notwithstanding the foregoing, Buyer may assign any and all of its rights or obligations under this Agreement to one or more Affiliates of Buyer (including, after the Closing,

Imaging); provided, however, that such assignment shall not relieve Buyer of any liability or obligation to Seller or its Affiliates hereunder.

10.5  Validity.
--------------

The invalidity or unenforceability of any term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

10.6  Notices.
-------------

Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given, if given by hand delivery upon personal receipt, by the intended recipient or, if given otherwise, upon delivery to the intended recipient by confirmed facsimile transmission and overnight carrier delivery with return receipt, at the following addresses or facsimile numbers:

if to Seller, to

Bell & Howell Company
c/o Bell & Howell Company
5215 Old Orchard Road
Skokie, Illinois  60077
Facsimile:  847-470-9425
Attention:  Nils Johansson

with a copy to each of:

Bell & Howell Company
c/o Bell & Howell Company
5215 Old Orchard Road
Skokie, Illinois  60077
Facsimile:  847-470-7881
Attention:  General Counsel

McDermott, Will & Emery
227 West Monroe Street
Chicago, Illinois  60606
Facsimile:  312-984-7700
Attention:  Grant A. Bagan, P.C.

if to Buyer, to

Eastman Kodak Company
343 State Street
Rochester, New York 14650
Facsimile:  716-724-2443
Attention: President, Document Imaging Division with a copy to each of

Eastman Kodak Company
343 State Street
Rochester, New York 14650-0218
Facsimile:  716-724-9549
Attention:  General Counsel

Harter, Secrest & Emery LLP 700 Midtown Tower Rochester, New York 14604-2070
Facsimile: 716-232-2152
Attention:  Susan Mascette Brandt, Esq.


10.7  Schedules; Due Diligence.
------------------------------

         a. Each Schedule and certificate provided hereunder and written disclosure required hereby is incorporated by reference into this Agreement and will be considered a part hereof as if set forth herein in full; provided, however, that information set forth on any Schedule, certification or written disclosure constitutes a representation and warranty of the party providing the same, and not the mutual agreement of the parties as to the facts therein stated. The contents of the Schedules will not vary, change or alter the language or substance of the representations and warranties contained in this Agreement. Each
         Schedule is annexed hereto on the date hereof and, if Buyer consents, will be updated as necessary or amended on or before the Closing Date (or, as applicable, the date Closing is effected with respect to a Deferred Country).

         b. Buyer's rights to indemnification or other remedies provided hereby based on any breach by Seller of its representations, warranties, covenants and agreements will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) by Buyer at any time, whether before or after the execution and delivery of this Agreement or the Closing Date (or, as applicable, the date Closing is effected with respect to a Deferred Country), with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The due diligence review conducted by Buyer and its representatives will not relieve Seller of any duties concerning its representations, warranties, covenants or agreements contained in this Agreement or any Ancillary Agreement.

10.8  Governing Law.
-------------------

This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of Illinois, without giving effect to any choice or conflict of law provision or rule thereof, except that the provisions of this Agreement with respect to the ARD Employees shall instead be governed by, enforced under and construed in accordance with applicable local law.

10.9  Descriptive Headings.
--------------------------

The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

10.10  Counterparts.
-------------------

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.11  Expenses.
---------------

Whether or not this Agreement and the transactions contemplated hereby are consummated, and except as otherwise expressly set forth herein, all costs and expenses (including legal fees and expenses) incurred in connection this Agreement and the transaction contemplated hereby shall be paid by the party incurring such expenses, except as otherwise expressly provided herein.

10.12  Other Rules of Construction.
----------------------------------

         a. References in this Agreement to sections, schedules, attachments and exhibits are to sections of, and schedules, attachments and exhibits to, this Agreement unless otherwise indicated.

         b. Words in the singular include the plural and in the plural include the singular.

         c. The words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

         d. References to a "party" means a party to this Agreement and include references to such party's successors and permitted assigns.

         e. References to a "third party" means a Person not party to this Agreement.

         f. The terms "dollars" and "$"means U.S. dollars.

         g. The masculine pronoun includes the feminine and the neuter, and vice versa, as appropriate in the context.

         h. Wherever the word "include," "includes" or "including" is used in this Agreement, it will be deemed to be followed by the words "without limitation."

10.13  Authorship.
-----------------

The parties hereto agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

10.14  Parties in Interest.
--------------------------

This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, including any successor, whether by way of merger, acquisition, reorganization or otherwise, to its business operations, and nothing in this Agreement, express or implied, is intended by or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Nothing herein shall affect Seller's rights to enforce the provisions of Section 6.6 hereof on behalf of all or any of the Affected Employees or ARD Employees.

10.15  Specific Performance.
---------------------------

The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, in addition to any other remedy at law or equity.

10.16  Accounting Principles.
----------------------------

Except as otherwise specifically provided herein, the Financial Statements have been prepared in accordance with U.S. GAAP consistently with that applied in the Reference Balance Sheet, and all other financial statements, computations or other accounting determinations shall be made in accordance with GAAP applicable in the particular jurisdiction to which the application is to be made, in all cases consistent with the accounting principles used by the Imaging Group that are consistent with GAAP.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be signed by its duly authorized officer as of the date first above written.

                                      BELL & HOWELL COMPANY


                                      By:
                                           -------------------------------------
                                             Name:
                                             Title:


                                      EASTMAN KODAK COMPANY


                                      By:
                                           -------------------------------------
                                             Name:
                                             Title:


This Agreement is executed by the undersigned for the sole purpose of making the covenants set forth in Section 6.9 hereof, and for no other purpose.

BELL & HOWELL MAIL AND MESSAGING COMPANY


By:
     ------------------------------------------------
Name:
Title:

                                                                         ANNEX A
                                GLOSSARY OF TERMS
                                -----------------


Accountant:                                 Ernst & Young LLP, or such other
                                            accounting firm as Buyer and Seller
                                            may mutually agree.

Acquired Rights Directive:                  EU Directive No. 77/187 or any
                                            directive replacing or amending such
                                            directive.

Affected Employees:                         Both (i) active U.S. employees of
                                            Imaging on the Closing Date,
                                            including those on disability leave
                                            for no more than six months prior to
                                            the Closing Date, and (ii) those
                                            U.S. employees of PCI who are on the
                                            date hereof dedicated to digital
                                            conversion utilities and support for
                                            Ivory and who accept offers of
                                            employment made by Buyer in
                                            accordance with Section 6.6(t).

Affiliate:                                  Any Person which, directly or
                                            indirectly, controls, is controlled
                                            by or is under common control with
                                            such Person (excluding any trustee
                                            under, or any commitment with
                                            responsibility for administering,
                                            any ERISA Plan). A Person shall be
                                            deemed to be "controlled by" such
                                            other Person if such other Person
                                            possesses, directly or indirectly,
                                            power:

                                                     (i) to vote 20% or more of
                                            the securities (on a fully diluted
                                            basis) having ordinary voting power
                                            for the election of directors or
                                            managing general partners; or

                                                     (ii) to direct or cause the
                                            direction of the management and
                                            policies of such Person whether by
                                            Commitment or otherwise.

Agreement:                                  This Purchase and Sale Agreement by
                                            and among Bell & Howell Company and
                                            Eastman Kodak Company, including the
                                            Annexes, Schedules and Attachments
                                            hereto.

Ancillary Agreements:                       The Income Tax Disaffiliation
                                            Agreement, the Foreign Transfer
                                            Documents, the Transitional
                                            Trademark License Agreement, the
                                            Scanner Supply Agreement, the
                                            Transition Services Agreement, and
                                            the agreements contemplated by
                                            Sections 6.1(c)(vii) and
                                            6.1(c)(viii) hereof.

ARD Employee:                               Each employee of the Business as of
                                            the applicable Transfer Time who is
                                            subject to the Acquired Rights
                                            Directive or Implementing Laws or
                                            who performs at least 80 percent of
                                            his services for the Business.

Assumed UK Leases:                          Only the following real property
                                            leases:

                                                     (i) Lease with
                                            Klockner-Moeller Limited dated 27
                                            November 1998 relating to Part of
                                            Klockner-Moeller Complex, Gatehouse
                                            Close, Aylesbury;

                                                     (ii) Lease with Moeller
                                            Electric Limited dated 26 June 2000
                                            relating to premises at Gatehouse
                                            Close, Aylesbury;

                                                     (iii) Lease with Hibernian
                                            Trusts Limited dated 4 July 1991
                                            relating to premises at Westland
                                            Square, Pearse Street, Dublin; and

                                                     (iv) Lease with Workspace 1
                                            Limited dated 4 May 1999 relating to
                                            Unit 1.1 Trowbray House, The
                                            Leathermarket, London SE1.

Beneficial Interest:                        The right to vote, receive the
                                            dividends and distributions on or
                                            sell or cause the sale, transfer or
                                            any other disposition whatsoever of,
                                            and all other rights incident to
                                            legal and beneficial ownership of,
                                            the securities subject to such
                                            interest.

Business:                                   As defined in the preambles.

Business Day:                               Any day excluding Saturday, Sunday
                                            and any other day which banks in
                                            Chicago are permitted or authorized
                                            to close.

Business Software:                          As defined in Section 4.8(b).

Buyer: Collectively, Eastman Kodak Company, a New Jersey corporation, its successors and permitted assigns, and each of its Affiliates that purchases Foreign Assets or otherwise takes action pursuant to this Agreement.

Claim: An asserted claim, demand, action, suit, charge, Proceeding or Tax Proceeding for Damages or equitable relief.

Closing: The deliveries and performances required by Sections 2.2 and 2.3 of the Agreement in connection with the Purchase and Sale Transaction.

Closing Balance Sheet:                      As defined in Section 3.2(a).

Closing Countries:                          As defined in Section 2.7(a)(i).

Closing Date:                               The date in the U.S. on which the
                                            Closing actually occurs and the
                                            Purchase and Sale Transaction
                                            becomes effective with respect to
                                            the Business as conducted in the
                                            U.S. and the UK Business.

Closing Payment:                            The aggregate amount payable to
                                            Seller at Closing in connection with
                                            the Purchase and Sale Transaction,
                                            consisting of an amount equal to the
                                            Stated Value (i) adjusted by the
                                            change in Working Capital Value
                                            between that computed based on the
                                            Reference Balance Sheet and the
                                            Preliminary Working Capital Value at
                                            the time of the Closing, and (ii)
                                            subject to the provisions of Section
                                            2.7.

Code:                                       The Internal Revenue Code of 1986,
                                            as amended.

Commitments:                                Contracts, agreements, instruments,
                                            plans, licenses, options,
                                            guarantees, leases and purchase or
                                            sale orders, indentures and
                                            mortgages, in each case whether
                                            written or oral.

Confidentiality                             Agreement dated May 1, 2000 by and
Agreement:                                  between Seller and Buyer.

Consents:                                   Any approvals, consents,
                                            acknowledgements, assignments or
                                            novations required by any third
                                            party or Government Authority.

Controlled Group of                         Each "controlled group of
Corporations:                               corporations" within the meaning of
                                            Section 414(b) of the Code.

Damages: Actual, out-of-pocket costs, fines and other similar direct damages (excluding lost profits and other incidental, consequential, special or indirect damages) together with related court costs, reasonable attorneys' fees and other costs and expenses (including those related to investigation, audits and expert assistance and amounts paid in settlement), but excluding, to the extent thereof:

                                                     (i) any insurance proceeds
                                            actually paid to the Indemnified
                                            Party with respect to the
                                            indemnification claim in question;
                                            and

                                                     (ii) any Damages already
                                            compensated pursuant to Sections 2.5
                                            or 3.2.

Data Room:                                  The room at the Seller premises in
                                            Skokie, Illinois containing
                                            documents and material relating to
                                            the Imaging Group and the Business.

Deferred Countries:                         As defined in Section 2.7(a).

Disclosure Annex:                           Annex D to the Agreement, which is
                                            comprised of Schedules which set
                                            forth certain exceptions and
                                            modifications to the representations
                                            and warranties set forth in Article
                                            IV of the Agreement.

Documentation:                              Audio, visual, image, graphic,
                                            digital, alpha-numeric, multimedia
                                            and other formats for capturing,
                                            displaying and utilizing
                                            information.

Employee Benefit Plan:                      Any plan, Commitment, program or
                                            arrangement involving direct or
                                            indirect compensation or benefits,
                                            whether written or oral, formal or
                                            informal, or provided under an
                                            employment, collective bargaining,
                                            or other similar agreement, or in
                                            any other manner, including without
                                            limitation: "employee benefit plans"
                                            within the meaning of Section 3(3)
                                            of ERISA; insurance coverage
                                            (including self-insured
                                            arrangements); pension, retirement,
                                            profit sharing, severance, vacation,
                                            sick leave, disability, leave of
                                            absence, educational assistance,
                                            change in control, workers'
                                            compensation, supplemental
                                            unemployment, and employee fringe
                                            benefits; deferred compensation;
                                            bonuses; commissions; savings plans;
                                            stock options; stock purchase,
                                            phantom stock, stock appreciation
                                            and any other form of equity-related
                                            compensation or benefits; incentive
                                            compensation and benefits of any
                                            kind; and post-retirement
                                            compensation and benefits.

Employee Pension Benefit Plan:              Each "employee pension benefit plan"
                                            within the meaning of Section 3(2)
                                            of ERISA.

Employee Welfare Benefit Plan:              Each "employee welfare benefit plan"
                                            within the meaning of Section 3(2)
                                            of ERISA.

Environmental Condition:                    (i) any noncompliance with any
                                            national, state and local
                                            environmental and anti-pollution
                                            laws and regulations;

                                            (ii) any duty, responsibility,
                                            liability or obligation under any
                                            national, state or local
                                            environmental laws, including any
                                            duty, responsibility, liability or
                                            obligation for fines or penalties,
                                            or for investigation, expense,
                                            removal, remedial action to effect
                                            compliance with or discharge any
                                            duty, responsibility, liability,
                                            obligation or claim under any such
                                            laws;

                                            (iii) any release or threatened
                                            release of any Hazardous Materials
                                            or petroleum, including crude oil or
                                            any fraction thereof which is or was
                                            in violation of law;

                                            (iv) any application or disposal of
                                            any Hazardous Materials or petroleum
                                            in any manner which is or was in
                                            violation of law;

                                            (v) any disposal or treatment,
                                            arrangement for transport for
                                            disposal or treatment, transport, or
                                            accepted for transport of any
                                            Hazardous Materials to a facility,
                                            site or location, which, pursuant to
                                            any applicable laws:

                                                     (a) has been placed or is
                                            proposed to be placed, on the
                                            National Priorities List or its
                                            national, European or state
                                            equivalent; or

                                                     (b) is subject to a claim,
                                            administrative order or other
                                            request to take removal or remedial
                                            action.

                                            (vi) any storage, generation or
                                            production of any Hazardous
                                            Materials which is or was in
                                            violation of law;

                                            (vii) any contamination of
                                            groundwaters, surface waters, soils
                                            or sediments, as a result of the
                                            manufacture, storage, processing,
                                            loss, leak, escape, spillage,
                                            disposal or other handling or
                                            disposition by or on behalf of the
                                            Imaging Group of any product or
                                            substance on or prior to the
                                            Closing; or

                                            (viii) any Hazardous Materials,
                                            tanks, containers, cylinders, drums
                                            or cans buried, stored or deposited
                                            in or on any property which is or
                                            was in violation of law.

Environmental Law:                          As defined in Section 4.14(a).

Equity Employees:                           As defined in Section 6.6(i).

ERISA:                                      Employee Retirement Income Security
                                            Act of 1974, as amended.

EU:                                         The European Union.

Euro Compliant:                             As defined in Section 4.8(l).

Excluded Assets:                            Those assets set forth on Schedule
                                            4.7(a), cash of the Foreign
                                            Subsidiaries, and (except as
                                            provided by Section 1.1(b)(i)(c))
                                            equity interests of the Foreign
                                            Subsidiaries in other Persons.

Excluded Country:                           As defined in Sections 2.7(c) and
                                            2.7(d).

Excluded Liabilities:                       As defined in Section 1.1(d).

Financial Statements:                       As defined in Section 4.4(a).

Foreign Assets:                             As defined in Section 1.1(b)(i).

Foreign Liabilities:                        As defined in Section 1.1(b)(ii).

Foreign Subsidiaries:                       As defined in the preambles.

Foreign Transfer:                           As defined in the preambles.

Foreign Transfer Documents:                 As defined in Section 1.1(b).

France ARD Employees:                       ARD Employees working in the France
                                            Business at the France Closing Date.

France Assets:                              As defined in Section 1.1(b)(i)(b).

France Business:                            That portion of the Business as
                                            conducted in France.

France Closing Date:                        The date Closing is effected with
                                            respect to the Business as conducted
                                            in France, that being either (i) the
                                            Closing Date or (ii) if applicable,
                                            the later date contemplated by
                                            Section 2.7.

France Liabilities:                         As defined in Section 1.1(b)(ii)(b).

GAAP: Generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public
                                            Accountants, and statements and
                                            pronouncements of the Financial
                                            Accounting Standards Board or of
                                            such other Person as may then be
                                            approved by a significant segment of
                                            the U.S. accounting profession.

General Partner:                            As defined in Section 4.25(a).

Glossary:                                   This Glossary of Terms incorporated
                                            by reference as Annex A to the
                                            Agreement.

Government Authority:                       Any foreign, federal, state or local
                                            governmental commission, board,
                                            bureau, agency or similar regulatory
                                            or administrative body.

Hazardous Materials:                        Any pollutant, contaminant or
                                            hazardous substance or material that
                                            has been so designated or regulated
                                            or controlled by any Government
                                            Authority under or by any
                                            Environmental Law, including PCBs,
                                            asbestos, petroleum and
                                            urea-formaldehyde.

HSR Act:                                    As defined in Section 4.3(a).

Imaging:                                    Bell & Howell Imaging Company, a
                                            Delaware corporation.

Imaging Group:                              Imaging and the Foreign Subsidiaries
                                            except to the extent related to the
                                            Excluded Assets and Excluded
                                            Liabilities. As appropriate to the
                                            context, the term "Imaging Group"
                                            may mean any one or more of the
                                            members thereof.

Implementing Laws:                          The laws implementing the Acquired
                                            Rights Directive in any countries
                                            where employees of the Business are
                                            employed, as well as any other local
                                            laws in any countries where
                                            employees of the Business are
                                            employed which provide for the
                                            automatic transfer of employees and
                                            their rights to a Person in the
                                            event of the sale of a business or
                                            other undertaking.

Income Tax Disaffiliation
  Agreement:                                The agreement set forth as Annex I
                                            hereto.

Indemnified Liability:                      Any liability or obligation:

                                                     (i) arising under the
                                            Income Tax Disaffiliation Agreement,
                                            including the breach of any
                                            representation, warranty or covenant
                                            contained therein;

                                                     (ii) [intentionally
                                            omitted]

                                                     (iii) for any matters
                                            listed on Schedules 4.8(g) or
                                            4.11(a);

                                                     (iv) arising as a result of
                                            Seller's failure to own all of the
                                            Stock, the Foreign Subsidiaries'
                                            failure to own all of the Foreign
                                            Assets, or Imaging's failure to own
                                            all of the assets contemplated by
                                            this Agreement to be owned by it at
                                            Closing;

                                                     (v) arising from either a
                                            violation prior to Closing of any
                                            Environmental Law, ERISA or other
                                            laws or governmental regulation or
                                            the existence at Closing of any
                                            Environmental Condition;

                                                     (vi) related to the lease
                                            obligations at 6800 McCormick,
                                            Chicago, Illinois, excluding any
                                            liabilities of Buyer with respect to
                                            the 6800 Facility pursuant to the
                                            Transition Services Agreement;

                                                     (vii) related to the lease
                                            obligations at 3000 Malmo Drive,
                                            Arlington Heights, Illinois;

                                                     (viii) arising under any
                                            retention plan, program or
                                            arrangement of Seller or its
                                            Affiliates, other than as set forth
                                            on Schedule 4.13(l)(i);

                                                     (ix) to or relating to
                                            retired or other former employees of
                                            the Business, arising out of or
                                            related to Seller's Supplemental
                                            Retirement Plan, Seller's
                                            Replacement Benefit Plan or any
                                            post-employment medical benefits;

                                                     (x) for which Seller
                                            carried third party insurance prior
                                            to Closing, but only to the extent
                                            of the Damages covered thereby;

                                                     (xi) for professional fees
                                            of Seller relating to the Purchase
                                            and Sale Transaction;

                                                     (xii) for workers'
                                            compensation and auto liability
                                            claims of employees and former
                                            employees of Imaging arising prior
                                            to the Closing Date;

                                                     (xiii) arising at any time
                                            under any lease, sublease or similar
                                            Commitment with respect to real
                                            property which was not provided to
                                            Buyer on or before the date hereof;

                                                     (xiv) which is an Excluded
                                            Liability; or

                                                     (xv) arising from Seller's
                                            fraud in connection with the
                                            Purchase and Sale Transaction.

Indemnified Party:                          Either Seller or Buyer, as the case
                                            may be, and their respective
                                            Affiliates, as provided in Section
                                            9.2.

Indemnifying Party:                         Either Seller or Buyer, as the case
                                            may be, as provided in Section 9.2.

Intellectual Property:                      As defined in Section 4.8(a).

Intercompany Account:                       The balance owing between the
                                            Imaging Group and Seller and
                                            Seller's other Subsidiaries
                                            resulting from accrual of expenses
                                            and cash transfers.

ISWIN:                                      The Software product of PCI known as
                                            ISWIN or Image Software for Windows.

Ivory:                                      The Software product of PCI known as
                                            Ivory.

Knowledge of Seller:                        The actual knowledge of any of the
                                            following Persons: Todd Buchardt,
                                            Don Deegan, Marty Evans, Russell
                                            Hunt, Nils Johansson, Stuart
                                            Lieberman, Louis Manetti, Dwight
                                            Mater, Robert McBratney, Patricia
                                            Nolan, Jeff Short, James Roemer and
                                            David Webb.

Licensed-In Intellectual Property:          As defined in Section 4.8(c).

Licensed-Out Intellectual Property:         As defined in Section 4.8(c).

Liens:                                      Liens, security interests, mortgages
                                            or other title encumbrances.

Limited Partnership:                        As defined in Section 1.1(b)(i)(c).

Limited Partnership Agreement:              As defined in Section 4.25(a).

Material Adverse Effect:                    A material adverse effect on the
                                            Business as conducted at Closing by
                                            the Imaging Group, taken as a whole.

Material Commitments:                       As defined in Section 4.9(a).

MMT: Bell & Howell Mail and Messaging Company, a Delaware corporation, and its successors and permitted assigns, including any successor, whether by way of merger, acquisition, reorganization or otherwise, to its business operations.

Multiemployer Plan:                         Any multiemployer pension plan, as
                                            defined in Section 3(37) of ERISA.

Owned Intellectual Property:                As defined in Section 4.8(a).

PCI:                                        Bell and Howell Protocorp
                                            International, Inc., a North
                                            Carolina corporation.

PCI Assets:                                 As defined in Section 6.1(c)(vi).

PCI Software:                               As defined in Section 6.1(c)(vi)(a).

Permitted Liens:                            Any of the following:

                                                     (i) Liens for current taxes
                                            not yet due and payable;

                                                     (ii) mechanics', carriers',
                                            workers' and other similar Liens
                                            arising or incurred in the ordinary
                                            course consistent with past
                                            practice;

                                                     (iii) in the case of
                                            properties or assets acquired after
                                            July 1, 2000, Liens securing all or
                                            a part of the purchase price
                                            thereof; and

                                                     (iv) Liens in favor of
                                            creditors which will be released at
                                            Closing.

Person: Any individual, group, partnership, corporation, limited liability company, association, firm, trust or any other entity or organization.

Pre-Closing Inventory Count:                As defined in Section 6.12.

Preliminary Working Capital
  Value:                                    As defined in Section 3.1(b).

Proceeding:                                 Any civil or criminal suit or other
                                            action, proceeding, hearing,
                                            disclosed investigation or legal,
                                            administrative, arbitration or other
                                            method of settling disputes or
                                            disagreements or governmental
                                            investigation, other than a Tax
                                            Proceeding, by or before any
                                            foreign, federal, state or local
                                            governmental or non-governmental
                                            court, department, commission,
                                            board, bureau, arbitrator, agency or
                                            instrumentality.

Purchase and Sale
  Transaction:                              The purchase and sale transaction
                                            contemplated by Section 1.1 of the
                                            Agreement.

Purchase Price:                             The amount to be paid by Buyer to
                                            Seller for the Stock and the Foreign
                                            Assets and the assumption of the
                                            Foreign Liabilities, determined in
                                            accordance with the provisions of
                                            Section 1.2 of the Agreement,
                                            subject to the provisions of Section
                                            2.7 and Article III.

Reference Balance Sheet:                    The consolidated balance sheet of
                                            the Imaging Group as of July 1,
                                            2000, excluding all Excluded Assets
                                            and Excluded Liabilities, all
                                            Indemnified Liabilities and all
                                            reserves for any of the foregoing.

Representatives:                            As defined in Section 9.5(b).

Requisite Consents:                         All Consents required under any
                                            Commitments with respect to the
                                            Business, or any Commitments
                                            included in the Foreign Assets or
                                            the PCI Assets, which are required
                                            for the transfer, directly or
                                            indirectly, thereof or of any part
                                            of the Business, and all Consents of
                                            Government Authorities that are
                                            necessary for the consummation of
                                            the transactions contemplated
                                            hereby.

Scanner Supply Agreement:                   The agreement set forth as Annex III
                                            hereto.

Schedules:                                  The various Schedules to the
                                            Agreement comprising the Disclosure
                                            Annex.

Seller: Bell & Howell Company, a Delaware corporation, and its successor and permitted assigns.

Seller's Canadian Subsidiary:               As defined in the preambles.

Seller's France Subsidiary:                 As defined in the preambles.

Seller's Insurance:                         As defined in Section 6.1(a)(iii).

Seller's UK Subsidiary:                     As defined in the preambles.

Small Service Contracts:                    As defined in Section 4.9(c).

Software:                                   Any information in an electronically
                                            readable format commonly known as
                                            software including source code,
                                            object code, machine readable code
                                            and, in addition thereto,
                                            Documentation thereof and manuals
                                            and instructions with respect
                                            thereto.

Stated Value:                               The amount specified as the Stated
                                            Value in Section 1.2 of the
                                            Agreement.

Stock:                                      The outstanding shares of capital
                                            stock of Imaging.

Subsidiary:                                 A Person of which another Person
                                            and/or their respective
                                            Subsidiaries, as the case may be,
                                            own directly or indirectly, such
                                            number of shares as have more than
                                            50% of the ordinary voting power for
                                            the election of directors or
                                            managers.

Taxes:                                      As defined in Section 4.12(a).

Tax Proceeding:                             Any civil or criminal suit or other
                                            action, proceeding, hearing,
                                            disclosed investigation or legal,
                                            administrative, arbitration or other
                                            method of settling disputes or
                                            disagreements or governmental
                                            investigation, in each case with
                                            respect to Taxes, by or before any
                                            foreign, federal, state or local
                                            governmental or non-governmental
                                            court, department, commission,
                                            board, bureau, arbitrator, agency or
                                            instrumentality.

Transfer Time:                              12:01 a.m. local time on the first
                                            Business Day following (i) the
                                            Closing Date, or (ii) in the case of
                                            any subsequent Closing contemplated
                                            by Section 2.7, the date Closing is
                                            effected with respect to the
                                            applicable Deferred Country.

Transitional Trademark
  License Agreement:                        The agreement set forth as Annex II
                                            hereto.


Transition Services Agreement:              The agreement set forth as Annex IV
                                            hereto.

UK:                                         The United Kingdom.

UK ARD Employees:                           ARD Employees working in the UK
                                            Business at the Closing Date.

UK Assets:                                  As defined in Section 1.1(b)(i)(a).

UK Business:                                That portion of the Business as
                                            conducted in the UK or Ireland.

UK Liabilities:                             As defined in Section 1.1(b)(ii)(a).

U.S.:                                       The United States of America.

VAT: A value added tax, that being a tax imposed upon the transfer of goods or services.

Working Capital:                            The sum of those current assets less
                                            the sum of those current liabilities
                                            of the Business, excluding all
                                            Excluded Assets and Excluded
                                            Liabilities, all Indemnified
                                            Liabilities and all reserves for any
                                            of the foregoing, determined on a
                                            consolidated basis and in a manner
                                            consistent with Annex B.

Working Capital
Closing Adjustment Payment:                 The payment required by Section 3.2
                                            of the Agreement.

Working Capital Value:                      Value of the consolidated Working
                                            Capital of the Imaging Group as of
                                            the referenced date computed on a
                                            basis consistent with the Working
                                            Capital Value Computation as of July
                                            1, 2000 attached as Annex B.

Working Capital
Value Computation:                          Each Working Capital Value
                                            computation, made in accordance with
                                            Annex B, contemplated by Article III
                                            of the Agreement.

                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
                 ----------------------------------------------


         This First Amendment to Purchase and Sale Agreement is dated as of January 23, 2001 ("First Amendment"), by and between Bell & Howell Company, a Delaware corporation ("Seller"), and Eastman Kodak Company, a New Jersey corporation ("Buyer"), and hereby amends and modifies the Purchase and Sale Agreement dated as of October 27, 2000 ("Agreement") entered into by the parties. Capitalized terms used in this First Amendment shall, unless otherwise defined herein, have the meanings ascribed to them in the Agreement.


         WHEREAS, Buyer and Seller entered into the Agreement and desire to amend the Agreement as set forth herein;


         NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto mutually agree as follows:


         1. The first recital in the Agreement is hereby deleted in its entirety and replaced by the following:


                  "WHEREAS, Seller, through and in conjunction with certain wholly-owned subsidiaries, collectively referred to herein as the Imaging Group (including, for the purpose of this paragraph, PCI), is engaged in (i) the sale and distribution of microfilm and micrographic cameras, readers, reader printers, duplicators, book and 16mm film scanners, together with supply items and spare parts, (ii) the development, manufacture or assembly, sale and distribution of microfilm jackets, together with supply items and spare parts, (iii) the development, manufacture or assembly, sale and distribution of spare parts and supply items for document imaging scanners,
                  (iv) the provision of maintenance and support services for all of the aforementioned, as well as certain maintenance and support services of document imaging scanners and other manufacturers' equipment, and (v) the development, licensing and support of certain Software products commonly known as Ivory and ISWIN and digital conversion utilities (collectively, the "Business"); provided, however, that neither the Business nor the Imaging Group shall include any assets, liabilities, or employees related to the development, manufacture or assembly, sale and distribution of document imaging scanners;"

         2. The cash portion of the Purchase Price as set forth in Section 1.2 of the Agreement is hereby reduced from One Hundred Forty-Nine Million Five Hundred Thousand Dollars ($149,500,000) to One Hundred Thirty-Five Million Dollars ($135,000,000).


         3. The clause "that are incurred in the ordinary course" contained in
Section 1.1(b)(ii)(a) of the Agreement is hereby deleted and replaced with the following:


                  "that are incurred in the UK Business in the ordinary course"


with no amendment to the remainder of Section 1.1(b)(ii)(a) or its subsections.


         4. The clause "that are incurred in the ordinary course" contained in
Section 1.1(b)(ii)(b) of the Agreement is hereby deleted and replaced with the following:


                  "that are incurred in the France Business in the ordinary course"


with no amendment to the remainder of Section 1.1(b)(ii)(b) or its subsections.


         5. The Transitional Trademark License Agreement referenced as Attachment II is hereby deleted in its entirety and replaced with the Trademark License Agreement which is attached hereto as Attachment II (Amended).


         6. All references in the Agreement to the Transitional Trademark License Agreement are hereby changed to refer to the Trademark License Agreement.


         7. The Scanner Supply Agreement referenced as Attachment III is hereby deleted in its entirety and replaced with the Warranty Service Agreement which is attached hereto as Attachment III (Amended).


         8. [Intentionally omitted]


         9. [Intentionally omitted]


         10. Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "2.1  Time and Place of Closing.
                   ------------------------------

                  "a. Subject to the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, and except as otherwise provided by Section 2.7, the Closing (i.e., the consummation of the Purchase and Sale Transaction contemplated by Section 1.1 of this Agreement) will take place: (i) at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606-5096, at 9:30 a.m. on the earlier of February 2, 2001 or the first day of Seller's fiscal month next following the month in which all of the conditions to each party's obligations hereunder have been satisfied or waived; provided, however, that if all of such conditions have been satisfied or waived on or before the fifteenth day of any calendar month, then the Closing shall instead take place on such date but shall be effective as of the first day of Seller's fiscal month in which such date occurs (the "Effective Date"); or (b) at such other place or time as the parties may mutually agree. The date in the U.S. on which the Closing with respect to the Business as conducted in the U.S. and the UK Business actually takes place is referred to herein as the "Closing Date."

                  "b. Between the Effective Date (if any) and the Closing Date, the Business as conducted in the U.S. and the UK Business will be operated by Seller for the account of Buyer in a manner so as to provide to the parties the economic (taking into account all burdens and benefits, including tax costs and benefits) and operational equivalent of the transfer of the Business as conducted in the U.S. and the UK Business to Buyer on the Effective Date."


         11. Section 2.4(e) is hereby deleted in its entirety and replaced with the following:


                  "e. the Feeder Supply Agreement, in the form of Attachment V hereto; and"


         12. The Feeder Supply Agreement is attached hereto as Attachment V.


         13. The amount set forth in Sections 3.1(b)(i) and 3.1(b)(ii) is hereby deleted and replaced with $11,100,000.


         14. The Working Capital Value Computation attached as Annex B to the Agreement is hereby deleted in its entirety and replaced with Annex B (Amended) attached hereto.

         15. Schedule 4.3(b) to the Agreement is hereby deleted in its entirety and replaced with Schedule 4.3(b) (Amended) attached hereto.


         16. Schedules 4.4(a)(i) through 4.4(a)(vi) to the Agreement are hereby deleted in their entirety and replaced with Schedules 4.4(a)(i) (Amended) through 4.4(a)(vi) (Amended), respectively, attached hereto.


         17. Schedule 4.7(b) to the Agreement is hereby deleted in its entirety and replaced with Schedule 4.7(b) (Amended) attached hereto.


         18. Schedules 4.8(a)(i) through 4.8(b) to the Agreement are hereby deleted in their entirety and replaced with Schedules 4.8(a)(i) (Amended) through 4.8(b) (Amended), respectively, attached hereto.


         19. Schedule 4.9 to the Agreement is hereby deleted in its entirety and replaced with Schedule 4.9 (Amended) attached hereto.


         20. Schedule 4.10 to the Agreement is hereby deleted in its entirety and replaced with Schedule 4.10 (Amended) attached hereto.


         21. Schedule 4.11(a) to the Agreement is hereby deleted in its entirety and replaced with Schedule 4.11(a) (Amended) attached hereto.


         22. Schedule 4.13(l) to the Agreement is hereby deleted in its entirety and replaced with Schedule 4.13(l) (Amended) attached hereto.


         23. Schedule 4.14 to the Agreement is hereby deleted in its entirety and replaced with Schedule 4.14 (Amended) attached hereto.


         24. Schedule 4.16 to the Agreement is hereby deleted in its entirety and replaced with Schedule 4.16 (Amended) attached hereto.


         25. Schedule 4.19 to the Agreement is hereby deleted in its entirety and replaced with the Schedule 4.19 (Amended) attached hereto.

         26. Schedule 6.1 to the Agreement is hereby deleted in its entirety and replaced with Schedule 6.1 (Amended) attached hereto.


         27. Section 6.1(c)(v) is hereby deleted in its entirety and replaced with the following:


                           "(v) to the extent such payment is required by applicable local law, pay to the Affected Employees any accrued and unpaid calendar years 2000 and 2001 vacation which is outstanding on the Closing Date;"


         28. Section 6.1(c)(vii) is hereby deleted in its entirety and replaced with the following:


                           "(vii)  [Intentionally Omitted]"


         29. The period at the end of Section 6.1(c)(viii) is hereby deleted and replaced with a semicolon and the word "and".


         30. The following Section 6.1(c)(ix) is hereby added to the Agreement as follows:


                           "(ix) cause Imaging to transfer, assign and deliver to Seller or its Affiliates, without payment or other transfer of assets by Imaging or the incurring by Imaging of any liability (whether for severance or otherwise), all right, title and interest in and to, and all liability with respect to, the assets, liabilities and personnel (including employees) of Imaging related to the development, manufacture or assembly, sale and distribution of document imaging scanners (the "Scanner Business"), as more fully described on Schedule 6.1(c)(ix) (collectively, the "Scanner Assets and Liabilities"). Seller will be responsible for all transfer Taxes associated with the transfers contemplated by this Section 6.1(c)(ix)."

         31. Schedule 6.1(c)(ix) is attached hereto.


         32. Section 6.4(a) of the Agreement is hereby deleted in its entirety and replaced by the following:

                  "6.4 Reasonable Efforts.
                   ----------------------

                  "a. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, making all required filings and applications and complying with or responding to any requests by Government Authorities; provided, however, that during the period commencing on January 15, 2001 and ending on the date (if any) on which the U.S. Department of Justice notifies the parties that it will not give its consent or approval to the transactions between the parties contemplated by the First Amendment, the parties shall not be required to use their reasonable efforts to comply with or respond to the Second Request."

         33. Section 6.8 of the Agreement is hereby deleted in its entirety and replaced by the following:


                  "6.8 Transition Services.
                   -----------------------

                  "After Closing, Seller or Buyer shall cause transition services to be provided to the other party or its Affiliates, as applicable, in accordance with the terms of the Transition Services Agreement."

         34. Section 6.9(a)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:


                           "(i) to the extent not expressly permitted by the Warranty Service Agreement (for so long as the Warranty Service Agreement is in effect), the sale or provision of service training used in the maintenance of document imaging scanners;"

         35. Section 6.9(a)(w) is hereby added to the Agreement as follows:


                           "(w) the development or manufacturing or sale or distribution of document imaging scanners or document imaging scanning supplies or spare parts used in the maintenance of document imaging scanners or, to the extent expressly permitted by the Warranty Service

                           Agreement, service training used in the maintenance of document imaging scanners;"


         36. Section 6.10 of the Agreement is hereby deleted in its entirety and replaced with the following:


                  "6.10  Nonsolicitation of Employees.
                   ----------------------------------

                  "a. Seller shall not, without Buyer's prior written consent, and for the period commencing on the Closing Date and ending on the second anniversary of the Closing Date, employ, or solicit or seek to employ, any Person who is an employee of Buyer or any of its Affiliates; provided, however, this provision shall not apply to:

                           "(i) any employee who voluntarily, and independently of Seller, terminates his or her employment with Buyer or its Affiliates and six months have lapsed since such employee terminated his or her employment with Buyer or its Affiliates; and

                           "(ii) any employee of Buyer or its Affiliates who is terminated by Buyer or its Affiliates.

                  "b. Except as otherwise contemplated by this Agreement, Buyer shall not, without Seller's prior written consent, and for the period commencing on the Closing Date and ending on the second anniversary of the Closing Date, employ, or solicit or seek to employ, any Person who is an employee of Seller or one of its Affiliates; provided, however, this provision shall not apply to:

                           "(i) any employee who voluntarily, and independently of Buyer, terminates his or her employment with Seller or its Affiliates and six months have lapsed since such employee terminated his or her employment with Seller or its Affiliates;

                           "(ii) any employee of Seller or its Affiliates who is terminated by Seller or its Affiliates; and

                           "(iii)  any of the ARD Employees.

                  "c. Each party agrees that if the other party or its Affiliate employs any Person in a manner that is not prohibited by this
                  Section 6.10, such party will not assert any rights it may have against such Person relating to his or her employment by the other party or its Affiliate, whether pursuant to an employment agreement, covenant not to compete or other obligation."

         37. Section 6.14 of the Agreement is hereby deleted in its entirety and replaced with the following:


                  "6.14  License of Certain Intellectual Property.
                   ----------------------------------------------

                  "a. Subject to licenses previously granted by the Imaging Group, Seller, or Seller's Affiliates, to the extent not otherwise included in the assets of Imaging or the Foreign Assets as of the Closing and covered hereunder, and to the extent the Imaging Group, Seller, or Seller's Affiliates have the necessary rights, as of the Closing, the Imaging Group, Seller, or Seller's Affiliates grant to Buyer a fully-paid worldwide, non-exclusive license and/or sublicense, with the fully-paid right to sublicense third parties, under the Owned Intellectual Property, the Business Software, the PCI Software, and the Licensed-In Intellectual Property (as each such term was defined by this Agreement prior to the effectiveness of the First Amendment), to make, have made, copy, use, make derivative works, sell, import, export and/or distribute current and future derivative products of the Business or the Scanner Business to the extent such Owned Intellectual Property, Business Software, PCI Software, and Licensed-In Intellectual Property cover the current products and future derivative products of the Business or the Scanner Business; provided, however, that such license and/or sublicense shall be limited to Buyer's provision of maintenance and support services to current and future customers of the Business.

                  "b. Subject to licenses previously granted by the Imaging Group, Seller, or Seller's Affiliates, to the extent not otherwise covered hereunder, and to the extent the Imaging Group, Seller, or Seller's Affiliates have the necessary rights, as of the Closing, the Imaging Group, Seller, or Seller's Affiliates grant to Buyer a fully-paid worldwide, non-exclusive license and/or sublicense, without the right to sublicense third parties, except to Persons licensed as users or distributors of products of the Business or the Scanner Business, under any issued U.S. and foreign patents not included in the Owned Intellectual Property (as such term was defined by this Agreement prior to the effectiveness of the First Amendment) that were filed on or before the Closing, and other rights in Intellectual Property and Software, owned or sublicensable by the Imaging Group, Seller, or Seller's Affiliates, to make, have made, copy, use, make derivative works, sell, import, export and/or distribute current and future derivative products of the Business or the Scanner Business to the extent such patents contain claims that cover, and to the extent such other Intellectual Property or Software covers, the current products and future derivative products of the Business or the Scanner Business; provided, however, that such license and/or sublicense shall be limited to Buyer's provision of maintenance and support services to current and future customers of the Business."

         38. Section 7.1(b) of the Agreement is hereby deleted in its entirety and replaced with the following:


                  "b. All waiting periods or approvals applicable to the Closing of the Purchase and Sale Transaction under any law contemplated by Section 6.7 hereof (other than any waiting period or approval conditioned upon the parties' compliance with the Second Request), and all notification or consultation periods contemplated by Section 6.6(p) hereof, shall have terminated or expired or been obtained, as the case may be;"

         39. The date of February 15, 2001 set forth in Section 8.1(b) of the Agreement is hereby changed to March 4, 2001; provided, however, that if the consent or approval of the transactions between the parties contemplated by this First Amendment is not given by the U.S. Department of Justice on or before the close of business, Washington, D.C. time, on February 14, 2001, then all of the provisions of this First Amendment (other than the amendment set forth in Paragraph 32 hereof, which will continue in full force and effect), will be null, void and of no effect.


         40. The reference in Section 8.2 of the Agreement to "Section 6.2" is hereby deleted and replaced with the following:


                  "Sections 6.2 and 6.15"


         41. Certain of the addresses contained in Section 10.6 of the Agreement are hereby deleted in their entirety and replaced with the following, respectively:


Bell & Howell Company
300 North Zeeb Road
Ann Arbor, Illinois  48103
Facsimile:  734-997-4289
Attention:  President

Bell & Howell Company
300 North Zeeb Road
Ann Arbor, Illinois  48103
Facsimile:  734-997-4289
Attention:  General Counsel

Harter, Secrest & Emery LLP
(before July 1, 2001:)  700 Midtown Tower
(on and after July 1, 2001:)  1600 Bausch & Lomb Place
Rochester, New York 14604
Facsimile:  716-232-2152
Attention:  Susan Mascette Brandt, Esq.

         42. Section 10.14 of the Agreement is hereby deleted in its entirety and replaced with the following:


                  "10.14  Parties in Interest.
                  ---------------------------


                  "This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, including any successor, whether by way of merger, acquisition, reorganization or otherwise, to its business operations or to the Scanner Business or the Scanner Assets and Liabilities. Nothing in this Agreement, express or implied, is intended by or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Nothing herein shall affect Seller's rights to enforce the provisions of Section
                  6.6 hereof on behalf of all or any of the Affected Employees or ARD Employees."


         43. The following is hereby added to the Agreement as Section 1.1(e):


                  "e. The Excluded Assets include those portions of distribution agreements included in the Foreign Assets, if any, that relate solely to the Scanner Business. Both before and after Closing, Seller will use all reasonable efforts to make effective the partial assignment of such distribution agreements, as well as the partial assignment of that certain Distribution Agreement (International) dated November 1, 1996 between Bell & Howell Document Management Products Company and BC Limited Partnership, to the sole extent, and solely for the purpose, necessary to permit Seller and its Affiliates to continue to conduct the Scanner Business pursuant to all such distribution agreements after Closing. To the extent that third party consents are required for the effectiveness of any such partial assignment, the parties will be governed by the provisions of Section 2.5."

         44. The following is hereby added to the Agreement as Section 6.15:


                  "6.15  Confidential Information.
                   ------------------------------

                  "a. Information that is competitively sensitive material, and not generally known to the public, including, but not limited to, product planning information, marketing strategies, plans, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to past, present or future business activities exchanged between Seller and Buyer or otherwise made available by one party for the other in connection with this Agreement before or after the date hereof shall be considered a trade secret or confidential or proprietary information ("Confidential Information"); provided, however, that as used herein, the term "Confidential Information" shall:

                           "(i) include confidential or proprietary information of third parties in the possession of one of the parties to this Agreement and needed to be disclosed to perform its obligations hereunder;

                           "(ii) in the case of Confidential Information of Seller, mean only Confidential Information with respect to the Scanner Business or the Scanner Assets and Liabilities, and shall not include (A) any Confidential Information with respect to the Business, or (B) any written materials that are located on the premises of Imaging on the Closing Date;

                           "(iii) in all cases, mean only Confidential
                           Information that is in written form (in any media);
                           and

                           "(iv) in the case of Confidential Information of Buyer, includes all Confidential Information of the Business.

                  "b. Obligations. Except as expressly authorized by prior written consent of the disclosing party, the receiving party shall:

                           "(i) limit access to any Confidential Information received by it to its employees, agents, representatives, and consultants who are bound by confidentiality obligations to the receiving party;

                           "(ii) advise its employees, agents and consultants having access to the Confidential Information of the proprietary nature thereof and of the obligations set forth in this Section 6.15;

                           "(iii) safeguard all Confidential Information received by it using a reasonable degree of care, but not less than that degree of care used by the receiving party in safeguarding its own similar information or material;

                           "(iv) not disclose any Confidential Information received by it to third parties;

                           "(v) upon the disclosing party's request in the event of termination of this Agreement, the receiving party shall return promptly to the disclosing party all Confidential Information of the disclosing party in the receiving party's possession, and certify in writing to the disclosing party its compliance with this Section 6.15(b)(v); and

                           "(vi) within two weeks after the Closing Date, Buyer shall return to Seller all Confidential Information of Seller in Buyer's possession, and certify in writing to Seller its compliance with this Section 6.15(b)(vi).

                  "c. Exceptions to Confidentiality. Notwithstanding the foregoing, Section 6.15(a) and Section 6.15(b) shall not apply to any particular information of a disclosing party that the receiving party can demonstrate: (i) was, at the time of disclosure to it, in the public domain; (ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving party; (iii) was in the possession of the receiving party at the time of disclosure to it without being subject to any other confidentiality obligation; (iv) was received after disclosure to it from a third party who had a lawful right to disclose such information to it; (v) was received by the receiving party pursuant to a license or other similar right; (vi) was independently developed by the receiving party without reference to Confidential Information of the disclosing party;
                  (vii) was required to be disclosed to any regulatory body having jurisdiction over Seller or Buyer or any of their respective customers; or (viii) as may be necessary by reason of legal, accounting or regulatory requirements beyond the reasonable control of the receiving party. In the case of any disclosure pursuant to clauses (vii) and (viii) above, to the extent practical, the receiving party shall give prior notice to the disclosing party of the required disclosure and shall use reasonable effort to obtain a protective order covering such disclosure."

         45. The following is hereby added to the Agreement as Section 6.16:


                  "6.16 Customer List.
                   ------------------

                  "The Scanner Assets and Liabilities include Seller's MAS 90 customer list. Seller agrees that at all times following
                  Closing: (a) Seller and Seller's Affiliates will neither use nor disclose the MAS 90 customer list except internally within Seller's business organization and solely for the purpose of operating the Scanner Business; and (b) neither Seller nor Seller's Affiliates will sell, convey, assign or otherwise transfer the MAS 90 customer list, or any rights thereto, except to a purchaser of the Scanner Business."

         46. The defined terms identified below are hereby deleted in their entirety and replaced with the following in Annex A Glossary of the Agreement:


                  "Agreement:                        This Purchase and Sale
                                                     Agreement dated as of
                                                     October 27, 2000 by and
                                                     among Bell & Howell Company
                                                     and Eastman Kodak Company,
                                                     including the Annexes,
                                                     Schedules and Attachments
                                                     hereto, all as amended by
                                                     the First Amendment."

                  "Ancillary Agreements:             The Income Tax
                                                     Disaffiliation Agreement,
                                                     the Foreign Transfer
                                                     Documents, the Trademark
                                                     License Agreement, the
                                                     Feeder Supply Agreement,
                                                     the Transition Services
                                                     Agreement, the Warranty
                                                     Service Agreement and the
                                                     supply agreement
                                                     contemplated by Section
                                                     6.1(c)(viii) hereof."

                  "Business:                         As defined in Paragraph 1
                                                     of the First Amendment."

                  "Closing Date:                     As defined in Paragraph 10
                                                     of the First Amendment."

                  "Excluded Assets:                  Those assets set forth on
                                                     Schedule 4.7(a), cash of
                                                     the Foreign Subsidiaries,
                                                     those portions of
                                                     distribution agreements, if
                                                     any, referred to in Section
                                                     1.1(e), and (except as
                                                     provided by Section
                                                     1.1(b)(i)(c)) equity
                                                     interests of the Foreign
                                                     Subsidiaries in other
                                                     Persons."

                  "Knowledge of Seller:              The actual knowledge of any
                                                     of the following Persons:
                                                     Todd Buchardt, Don Deegan,
                                                     Marty Evans, Nils
                                                     Johansson, Stuart
                                                     Lieberman, Louis Manetti,
                                                     Dwight Mater, Robert
                                                     McBratney, Patricia Nolan,
                                                     Jeff Short, James Roemer
                                                     and David Webb."

                  "MMT:                              Bell & Howell Mail and
                                                     Messaging Technologies
                                                     Company, a Delaware
                                                     corporation, and its
                                                     successors and permitted
                                                     assigns, including any
                                                     successor, whether by way
                                                     of merger, acquisition,
                                                     reorganization or
                                                     otherwise, to its business
                                                     operations."

                  "Reference Balance Sheet:          The consolidated balance
                                                     sheet of the Imaging Group
                                                     as of July 1, 2000,
                                                     excluding all Excluded
                                                     Assets and Excluded
                                                     Liabilities, all Scanner
                                                     Assets and Liabilities, all
                                                     Indemnified Liabilities and
                                                     all reserves for any of the
                                                     foregoing."


                  "Requisite Consents:               All Consents required under
                                                     any Commitments with
                                                     respect to the Business, or
                                                     any Commitments included in
                                                     the Foreign Assets or the
                                                     PCI Assets, which are
                                                     required for the transfer,
                                                     directly or indirectly,
                                                     thereof or of any part of
                                                     the Business, and all
                                                     Consents of Government
                                                     Authorities that are
                                                     necessary for the
                                                     consummation of the
                                                     transactions contemplated
                                                     hereby (other than any
                                                     Consents conditioned upon
                                                     the parties' compliance
                                                     with the Second Request)."

         47. The definition of Scanner Supply Agreement set forth in Annex A Glossary of the Agreement is hereby deleted in its entirety.

         48. The definition of Transitional Trademark License Agreement set forth in Annex A Glossary of the Agreement is hereby deleted in its entirety and replaced with the following:


                  "Trademark License Agreement:      The agreement set forth as
                                                     Attachment II (Amended)
                                                     hereto."

         49. Clauses "(xiv)" and "(xv)" of the definition of "Indemnified Liability" set forth in Annex A Glossary of the Agreement are hereby deleted in their entirety and replaced with the following (with no amendment to the remainder of the definition of "Indemnified Liability" set forth such Annex A):


                                                          "(xiv) arising at any
                                                     time under or directly
                                                     related to the Scanner
                                                     Business or the Scanner
                                                     Assets and Liabilities;


                                                          "(xv) which is an
                                                     Excluded Liability; or

                                                          "(xvi) arising from
                                                     Seller's fraud in
                                                     connection with the
                                                     Purchase and Sale
                                                     Transaction."

         50. The following definitions are hereby added to Annex A Glossary of the Agreement:


                  "Confidential Information:        As defined in Paragraph 44
                                                    of the First Amendment."

                  "Effective Date:                  As defined in Paragraph 10
                                                    of the First Amendment."

                  "Feeder Supply Agreement:         The agreement set forth as
                                                    Attachment V to the First
                                                    Amendment."

                  "First Amendment:                 The First Amendment to
                                                    Purchase and Sale Agreement
                                                    dated January 23, 2001 by
                                                    and between Bell & Howell
                                                    Company and Eastman Kodak
                                                    Company."

                  "Scanner Assets and Liabilities:  As defined in Paragraph 30 of the First Amendment."

                  "Scanner Business:                As defined in Paragraph 30
                                                    of the First Amendment."

                  "Second Request:                  That certain second request
                                                    dated January 3, 2001 made
                                                    of the parties by the U.S.
                                                    Department of Justice."

                  "Warranty Service Agreement:      The agreement set forth as
                                                    Attachment III to the First
                                                    Amendment."


         51. The Confidentiality Agreement, as defined by the Agreement, is hereby terminated, and all references thereto are hereby deleted from the Agreement.


         52. Seller represents and warrants to Buyer that all of the representations and warranties contained in Article IV of the Agreement are true, correct and complete as of the date of this First Amendment. Buyer represents and warrants to Seller that all of the representations and warranties contained in Article V of the Agreement are true, correct and complete as of the date of this First Amendment. 53. Except as hereby amended, the Agreement shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, each of the undersigned has caused this First Amendment to be signed by its duly authorized officer as of the date first above written.

                                       BELL & HOWELL COMPANY


                                       By:
                                          --------------------------------------
                                              Name:
                                              Title:


                                       EASTMAN KODAK COMPANY


                                       By:
                                          --------------------------------------
                                              Name:
                                              Title:


This First Amendment is executed by the undersigned for the sole purpose of agreeing to the amendments contained herein that pertain to Section 6.9 of the Agreement.

BELL & HOWELL MAIL AND MESSAGING TECHNOLOGIES COMPANY


By:
   --------------------------------------
Name:
Title:

                 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
                 -----------------------------------------------

         This Second Amendment to Purchase and Sale Agreement is dated as of February ___, 2001 ("Second Amendment"), by and between Bell & Howell Company, a Delaware corporation ("Seller"), and Eastman Kodak Company, a New Jersey corporation ("Buyer"), and hereby amends and modifies the Purchase and Sale Agreement dated as of October 27, 2000, as amended by the First Amendment dated as of January 23, 2001 ("Agreement") entered into by the parties. Capitalized terms used in this Second Amendment shall, unless otherwise defined herein, have the meanings ascribed to them in the Agreement.


         WHEREAS, Buyer and Seller entered into the Agreement and desire to amend the Agreement as set forth herein;


         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto mutually agree as follows:


         1. The definition of "Indemnified Liability" set forth in Annex A Glossary of the Agreement is amended as follows:


                  a. Clauses "(xv)" and "(xvi)" are deleted in their entirety and replaced with the following:


                           "(xv) arising from or related to Seller's failure to
                  obtain a release for Imaging, as such release is provided for by Section 6.1(c)(ii) of the Agreement;


                           (xvi) which is an Excluded Liability; or


                           (xvii) arising from Seller's fraud in connection with
                  the Purchase and Sale Transaction."


         2. Except as hereby amended, the Agreement shall remain in full force and effect in accordance with its terms.

                                       BELL & HOWELL COMPANY


                                       By:
                                          --------------------------------------
                                                Name:
                                                Title:

                                       EASTMAN KODAK COMPANY


                                       By:
                                          --------------------------------------
                                                Name:
                                                Title: